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As Filed Pursuant to Rule 424(b)(3)
Registration No. 333-207593

PROSPECTUS

EVERI PAYMENTS INC.
(formerly known as Global Cash Access, Inc.)
(as Issuer)

EVERI HOLDINGS INC.
(formerly known as Global Cash Access Holdings, Inc.)
(as guarantor)

Exchange Offer for
$350,000,000 10.00% Senior Unsecured Notes due 2022

        We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the "exchange offer"), to exchange up to $350,000,000 aggregate principal amount of our 10.00% Senior Unsecured Notes due 2022, and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), which we refer to as the "exchange notes," for an equal aggregate principal amount of our currently outstanding 10.00% Senior Unsecured Notes due 2022, and the guarantees thereof, that were issued on December 19, 2014, which we refer to as the "old notes." We refer to the old notes and the exchange notes collectively as the "unsecured notes."

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 2015, UNLESS EXTENDED.

        The material terms of the exchange offer are summarized below and are more fully described in this prospectus.

 MATERIAL TERMS OF THE EXCHANGE OFFER

  •
  The terms of the exchange notes are substantially identical to those of the old notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and rights to additional interest applicable to the old notes do not apply to the exchange notes.

  •
  We will exchange all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

  •
  We will not receive any proceeds from the exchange offer.

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  The exchange of old notes for exchange notes should not be a taxable event for U.S. federal income tax purposes.

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  There is no public market for the exchange notes. We have not applied, and do not intend to apply, for listing of the exchange notes on any national securities exchange or automated quotation system.

        See "Risk Factors" beginning on page 12 of this prospectus for a discussion of certain risks that you should consider carefully before participating in the exchange offer.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as amended or supplemented, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution."

        None of the U.S. Securities and Exchange Commission, any state securities commission, the Mississippi Gaming Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission, the National Indian Gaming Commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2015

        We have not authorized anyone to give you any information or to make any representations about us or the exchange offer other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules of the U.S. Securities and Exchange Commission, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. You may obtain information incorporated by reference, at no cost, by writing or telephoning to the address and telephone set forth below. We will provide, without charge, upon written or oral request, copies of any or all of the documents incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference therein). You should direct requests for documents to:

Everi Holdings Inc.
7250 S. Tenaya Way, Suite 100
Las Vegas, NV 89113
Attention: Investor Relations
Phone: (800) 833-7110

In order to obtain timely delivery of any copies of filings requested, please write or call us no later than November 27, 2015, which is five business days before the expiration date of the exchange offer. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" beginning on page ii.

i

BASIS OF PRESENTATION

        Unless the context indicates otherwise, references to "Holdings," "we," "our" and "us" mean Everi Holdings Inc. (formerly known as Global Cash Access Holdings, Inc.) and its subsidiaries on a consolidated basis and references to the "Company" or the "Issuer" mean Everi Payments Inc. (formerly known as Global Cash Access, Inc.), a wholly owned subsidiary of Holdings.

WHERE YOU CAN FIND MORE INFORMATION

        Holdings files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have also filed with the SEC a registration statement on Form S-4, which you can access on the SEC's Internet site at http://www.sec.gov, to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also obtain certain of these documents on our Internet site at http://www.everi.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus that is modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents set forth below that we have previously filed with the SEC, including all exhibits thereto, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after the date of this prospectus and prior to the termination of the exchange offer (excluding any Current Reports on Form 8-K, or portions thereof, to the extent disclosure is furnished and not filed, except as otherwise provided herein):

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  our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015 (including the portions of our Definitive Proxy Statement on Schedule 14A incorporated by reference therein) (excluding Items 1, 7 and 8 thereof, which, for the purposes of this prospectus, are superceded by the comparable Items included in Exhibits 99.1, 99.4 and 99.5 to our Current Report on Form 8-K filed with the SEC on October 23, 2015);

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  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 8, 2015, and for the quarter ended June 30, 2015 filed with the SEC on August 6, 2015 (excluding Item 1 thereof, which, for the purposes of this prospectus, is superceded by Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on October 23, 2015); and

  •
  our Current Reports on Form 8-K (or amendments thereto) filed with the SEC on January 22, 2015, February 27, 2015, March 5, 2015, March 23, 2015, April 15, 2015, April 27, 2015 (Exhibit 99.3 only), July 1, 2015, August 14, 2015, September 18, 2015, and October 23, 2015.

        You can obtain any of the documents incorporated by reference into this prospectus from the SEC's web site at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone set forth on page i of this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus, including all documents incorporated by reference, contain "forward-looking" statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as "anticipate," "believe," "expect," "intend," "estimate," "project," "may," "should," "will," "likely," "will continue," "future," "plan," "target," "goal," "observe," "seek," "strategy" and other words and terms of similar meaning. The forward-looking statements in this prospectus reflect our current views with respect to future events and financial performance.

        Forward-looking statements include, but are not limited to, statements regarding the following matters: trends in gaming establishment and patron usage of our products; benefits of the Merger (defined herein), including potential synergies; benefits realized by using our products and services; product development and regulatory approval; gaming regulatory, card association and statutory compliance; the implementation of new or amended card association and payment network rules; consumer collection activities; future competition; future tax liabilities; international expansion; resolution of litigation; dividend policy; new customer contracts and contract renewals; preliminary and future financial information and operating data; future interest rates and interest expense; future borrowings; and future equity incentive activity and compensation expense.

        Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to certain risks and uncertainties, many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those expressed or implied in the forward looking statements:

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  integrating the businesses of Holdings and Everi Games Holding Inc. (formerly known as Multimedia Games Holding Company, Inc.) ("Everi Games") may be more difficult and take longer than expected;

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  anticipated cost and operating synergies may not be achieved or may take longer than planned to achieve;

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  we may be unable to execute our business strategy;

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  general economic and business conditions may change;

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  our ability to replace revenue associated with terminated contracts;

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  margin degradation from contract renewals;

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  our ability to introduce new products and services;

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  our ability to execute on mergers, acquisitions and/or strategic alliances;

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  gaming establishment and patron preferences;

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  our ability to successfully complete the conversion of our third-party processor;

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  our ability to comply with the Europay, MasterCard and Visa global standard for cards equipped with computer chips;

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  national and international economic conditions;

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  changes in gaming regulatory, card association and statutory requirements;

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  regulatory and licensing difficulties;

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  competitive pressures;

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  operational limitations;

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  gaming market contraction;

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  changes to tax laws;

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  uncertainty of litigation outcomes;

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  interest rate fluctuations;

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  inaccuracies in underlying operating assumptions;

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  unanticipated expenses or capital needs;

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  technological obsolescence;

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  employee turnover; and

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  the risks, uncertainties and other factors relating to indebtedness generally and the unsecured notes in particular, as discussed further under "Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes" and "Risk Factors—Risks Related to the Exchange Offer."

        In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described herein and in the section of this prospectus entitled "Risk Factors," and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof.

        We undertake no obligation to update or publicly revise any forward-looking statement whether as a result of new information, future developments or otherwise. All subsequent written or oral forward-looking statements attributable to us or persons acting on its behalf are expressly qualified in their entirety by this paragraph. You are advised, however, to consult any further disclosures we make on related subjects in our reports and other filings with the SEC.

 SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read the entire prospectus carefully, paying particular attention to the matters discussed under the caption "Risk Factors," as well as the information incorporated by reference (including our consolidated financial statements and accompanying notes) and complete your own examination of us and the terms of the exchange offer and the exchange notes before making an investment decision.

Overview

        We are a global provider of integrated gaming payments solutions, video and mechanical reel gaming content and technology solutions, as well as compliance and efficiency software. Our Games business, under the Everi Games brand, provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including the award-winning TournEvent® slot tournament solution; and (b) the central determinant system for the video lottery terminals installed at racetracks in the State of New York. Our Payments business provides: (i) access to cash at gaming facilities via Automated Teller Machine ("ATM") cash withdrawals, credit card cash access transactions, point-of-sale debit card transactions, and check verification and warranty services; (ii) fully integrated gaming industry kiosks that provide cash access and related services; (iii) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (iv) compliance, audit and data solutions; and (v) online payment processing solutions for gaming operators in states that offer intra-state, Internet-based gaming and lottery activities.

The Merger and Related Financing Transactions

        On December 19, 2014, we completed the acquisition of Everi Games for approximately $1.2 billion in cash (the "Merger"). The acquisition was effected through the merger of a wholly owned subsidiary of Holdings with and into Everi Games, with Everi Games continuing after the Merger as the surviving corporation and as a wholly owned subsidiary of Holdings. We believe that the combination of the two companies has created a leading provider of cash access and gaming floor solutions that drive and enhance the revenue and profitability of our gaming establishment customers.

        Concurrently with the closing of the Merger, the Company issued $350.0 million aggregate principal amount of 7.75% Senior Secured Notes Due 2021 (the "old secured notes") and $350.0 million aggregate principal amount of the old notes. In addition, the Company entered into a $50.0 million, five year senior secured revolving credit facility and a $500.0 million, six year senior secured term loan (together, the "Credit Facilities"). The net proceeds of the offering of the old secured notes and the old notes, together with borrowings under the Credit Facilities and cash on hand, were used to pay the consideration in connection with the Merger, repay Holdings' and Everi Games' existing debt, and pay the fees and expenses relating to the Merger and the financing transactions.

Old Secured Notes Redemption

        In February 2015, we repurchased and retired $15.0 million in aggregate principal amount of the old secured notes with the proceeds of a settlement agreement related to an outstanding litigation matter.

        On April 15, 2015, the Company issued $335.0 million aggregate principal amount of new 7.25% senior secured notes due 2021 (the "new secured notes"). The proceeds from the issuance of the new secured notes were used to redeem, in full, the outstanding old secured notes from affiliates of Merrill

Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as the initial purchasers. See "Description of Existing Indebtedness—New Secured Notes."

Corporate Information

        Holdings' headquarters are located at 7250 S. Tenaya Way, Suite 100, Las Vegas, NV 89113, and its telephone number is (800) 833-7110. For more information regarding Holdings, see "Where You Can Find More Information" on page ii.

 The Exchange Offer

        The following is a brief summary of certain material terms of the exchange offer. For a more complete description of the terms of the exchange offer, see "The Exchange Offer" in this prospectus.

Background	On December 19, 2014, the Company issued $350.0 million aggregate principal amount of its 7.75% Senior Secured Notes Due 2021, or the old secured notes, and $350.0 million aggregate principal amount of its 10.00% Senior Unsecured Notes due 2022, or the old notes, in each case to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as the initial purchasers, in a transaction exempt from the registration requirements of the Securities Act. The Company subsequently redeemed the old secured notes with the proceeds from the issuance of the new secured notes. Thereafter, the initial purchasers subsequently sold the old notes to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in reliance on Regulation S under the Securities Act. Because the old notes were sold in reliance on exemptions from registration, they are subject to transfer restrictions.

In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, among other things, to register the exchange notes and to deliver this prospectus and to complete an exchange offer for the old notes. We are not required to effect an exchange offer for the new secured notes.

The Exchange Offer

We are offering to exchange up to $350.0 million aggregate principal amount of our 10.00% Senior Unsecured Notes due 2022, or the exchange notes, for an equal aggregate principal amount of old notes. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes have been registered under the Securities Act and do not contain transfer restrictions, registration rights or additional interest provisions. You should read the discussion set forth under "Description of Exchange Notes" for further information regarding the exchange notes. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged. We will issue and deliver the exchange notes promptly after the expiration of the exchange offer.

Resale of Exchange Notes

Based on interpretations by the Staff of the SEC, as detailed in a series of no-action letters issued to third parties unrelated to us, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you, or the person or entity receiving the exchange notes, acquires the exchange notes in the ordinary course of business;
• neither you nor any such person or entity receiving the exchange notes is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;
• neither you nor any such person or entity receiving the exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;
• neither you nor any such person or entity receiving the exchange notes is an "affiliate" of Holdings, as that term is defined in Rule 405 under the Securities Act;
• neither you nor any such person or entity receiving the exchange notes is prohibited by any law or policy of the SEC from participating in the exchange offer; and
• you are not acting on behalf of any person or entity that could not truthfully make these representations.

If you are a broker-dealer and you will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers. Any holder of old notes, including any broker dealer who:

• is our affiliate;
• does not acquire the exchange notes in the ordinary course of business; or

•

tenders in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of the exchange notes, cannot rely on the position the Staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

We have not submitted a no-action letter to the SEC and there can be no assurance that the SEC would make a similar determination with respect to the exchange offer. If you do not meet the conditions described above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Expiration Date	5:00 p.m., New York City time, on December 4, 2015, unless, in our sole discretion, we extend or terminate the exchange offer.
Guaranteed Delivery Procedures

If you wish to tender your old notes and your old notes are not immediately available, or you cannot deliver your old notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under The Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP") for transfer of book-entry interests prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

Acceptance of Old Notes and Delivery of Exchange Notes

Subject to customary conditions, we will accept outstanding old notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered as promptly as practicable following the expiration date.

Withdrawal Rights	You may withdraw tendered old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. See "The Exchange Offer—Terms of the Exchange Offer."
Conditions to the Exchange Offer

The exchange offer is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Old Notes

If you wish to participate in the exchange offer, you must follow the procedures established by DTC for tendering unregistered notes held in book-entry form. These procedures require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "Agent's Message" that is transmitted through DTC's ATOP, and (ii) DTC confirms that:

• DTC has received your instructions to exchange your unregistered notes; and
• you agree to be bound by the terms of the letter of transmittal
For more information on tendering your unregistered notes, please refer to the section in this prospectus entitled "The Exchange Offer—Procedures for Tendering Old Notes."
Consequences of Failure to Exchange

Any old notes not accepted for exchange for any reason will be credited to an account maintained at DTC promptly after the expiration or termination of the exchange offer. Old notes that are not tendered, or that are tendered but not accepted, will be subject to their existing transfer restrictions. We will have no further obligation, except under limited circumstances, to provide for registration under the Securities Act of the old notes. The liquidity of the old notes could be adversely affected by the exchange offer. See "Risk Factors—Risks Related to the Exchange Offer—If you do not properly tender your old notes, your ability to transfer such outstanding notes will be adversely affected."

Taxation

The exchange of old notes for exchange notes by tendering holders should not be a taxable event for U.S. federal income tax purposes. For more details, see "Material U.S. Federal Income Tax Consequences."

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. For more details, see "Use of Proceeds."
Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed under "The Exchange Offer—Exchange Agent."

Risk Factors	An investment in the exchange notes involves substantial risk. See "Risk Factors" for a description of certain of the risks you should consider before investing in the exchange notes.

 Terms of the Exchange Notes

        The following is a brief summary of certain material terms of the exchange notes. For more complete information about the exchange notes, see "Description of Exchange Notes" in this prospectus.

Issuer	Everi Payments Inc. (formerly known as Global Cash Access, Inc.)
Notes Offered	$350.0 million in aggregate principal amount of 10.00% Senior Unsecured Notes due 2022.
Maturity Date	January 15, 2022.
Interest Rate	The exchange notes will accrue interest from December 19, 2014 (or the most recent interest payment date prior to the issuance of the exchange notes) at the rate of 10.00% per year.
Interest Payment Dates	Interest on the exchange notes will be payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2015.
Guarantees

The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis, by Holdings and each of its domestic restricted subsidiaries that is a guarantor of the old notes.

Ranking

The exchange notes and the related guarantees will be our and the guarantors', respectively, senior unsecured obligations and will rank equally in right of payment to all present and future senior indebtedness and senior in right of payment to all present and future subordinated indebtedness. The exchange notes will be effectively subordinated in right of payment to any of our and the guarantors' secured indebtedness (to the extent of the value of the assets securing such indebtedness), including the obligations under the Credit Facilities and the new secured notes, and structurally subordinated to all existing and future indebtedness and obligations of any non-guarantor subsidiaries. The exchange notes and the guarantees will be unsecured senior indebtedness.

As of June 30, 2015, we had approximately $830.0 million of secured debt outstanding. In addition, as of June 30, 2015, we had $50.0 million of availability under the Credit Facilities.

As of June 30, 2015, our non-guarantor subsidiaries had an aggregate of approximately $15.9 million of total liabilities, all of which are structurally senior to the exchange notes and the related guarantees.

For the quarterly period ended June 30, 2015, our non-guarantor subsidiaries accounted for 2.4% of our net sales and 2.9% of our total Adjusted EBITDA. As of June 30, 2015, our non-guarantor subsidiaries accounted for approximately 1.7% of our total consolidated assets.

Optional Redemption

We will have the option to redeem some or all of the exchange notes at any time on or after January 15, 2018, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par and accrued and unpaid interest, if any, to the date of redemption. We will also have the option to redeem some or all of the exchange notes at any time before January 15, 2018 at a redemption price of 100% of the principal amount of the exchange notes to be redeemed, plus a "make whole" premium and accrued and unpaid interest, if any, to the date of redemption.

In addition, at any time before January 15, 2018, we may redeem up to 35% of the aggregate principal amount of the exchange notes at a redemption price of 110% of the principal amount of the exchange notes with the proceeds from certain equity issuances plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Exchange Notes—Optional Redemption."

Gaming Redemption

We may be required to redeem a holder's exchange notes following certain determinations by applicable gaming regulatory authorities. See "Description of Exchange Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws."

Change of Control

If we experience specific changes of control, we may be required to offer to purchase the exchange notes at 101% of their aggregate principal amount plus accrued and unpaid interest thereon to the date of purchase. Our ability to purchase the exchange notes upon a change of control may be limited by the terms of the Credit Facilities. We cannot assure you that we will have the financial resources to purchase the exchange notes in such circumstances. See "Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control."

Asset Sales

If we sell certain assets, under certain circumstances we may be required to offer to purchase the exchange notes at 100% of their aggregate principal amount plus accrued and unpaid interest thereon to the date of purchase. See "Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales; Event of Loss."

Restrictive Covenants	The indenture that will govern the exchange notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness or issue certain preferred stock;
• pay dividends or repurchase or redeem capital stock or make other restricted payments;
• limit dividends or other payments by our restricted subsidiaries to us or our other restricted subsidiaries;
• pay dividends, make investments or make other restricted payments;
• incur liens;
• enter into certain types of transactions with our affiliates; and
• consolidate or merge with or into other companies.
These and other covenants contained in the indenture governing the exchange notes are subject to important exceptions and qualifications. See "Description of Exchange Notes—Certain Covenants."

DTC Eligibility

The exchange notes will be issued in book-entry form and will be represented by a permanent global security deposited with a custodian for and registered in the name of the nominee of DTC in New York, New York. Beneficial interests in the global security will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interests may not be exchanged for certificated securities, except in limited circumstances. See "Book-Entry, Delivery and Form."

Absence of Established Markets for the Exchange Notes

The exchange notes are a new issue of securities, and currently there is no market for the exchange notes. We do not intend to apply for the exchange notes to be listed on any securities exchange, or to arrange for any quotation system to quote them. Accordingly, we cannot assure you that liquid markets will develop for the exchange notes.

Risk Factors	An investment in the exchange notes involves substantial risk. See "Risk Factors" for a description of certain of the risks you should consider before investing in the exchange notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2015		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	—	(2)	2.7x	4.7x	3.6x	2.0x	3.2x

(1)
We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consists of net income (loss) from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expensed and capitalized, plus amortized premiums, discounts and capitalized expenses related to indebtedness.

(2)
We needed to generate additional earnings of approximately $21.6 million related to the deficiency of earnings available to cover fixed charges to achieve a ratio of earnings to fixed charges of 1.0x for the six months ended June 30, 2015.

RISK FACTORS

        In considering whether to purchase the exchange notes offered hereby, you should understand the high degree of risk involved. You should carefully consider the risk factors and other information contained in this prospectus and the risk factors and other information incorporated by reference under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, as well as the other information incorporated by reference into this prospectus as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Exchange Act. See "Incorporation of Certain Information By Reference."

        In addition to the risk factors relating to our business, the industries in which we operate and other matters included under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, and, to the extent applicable, any subsequently filed reports, you should carefully consider the following risk factors related to the unsecured notes, which, except as otherwise indicated, are generally applicable to the old notes as well as the exchange notes. Any of these risks could materially and adversely affect our business, results of operations, cash flows or financial condition. The risks described below and incorporated by reference herein are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition or results of operations.

Risks Related to Our Indebtedness and the Exchange Notes

Despite our high indebtedness level, we will still be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the Credit Facilities, the purchase agreement governing the new secured notes and the indenture governing the unsecured notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries' existing debt levels, the related risks that we now face would increase. In addition, the indenture governing the unsecured notes does not prevent us from incurring obligations that do not constitute indebtedness under those agreements. As of June 30, 2015, we had $50.0 million of borrowing availability under the Credit Facilities.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Credit Facilities, the new secured notes and the unsecured notes, and fund our working capital and capital expenditures, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on our indebtedness, including the Credit Facilities, the new secured notes and the unsecured notes, will depend upon our future operating performance and on our ability to generate cash flow in the future, which is subject to general economic, financial, business, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings, including borrowings under the Credit Facilities, will be available to us in an amount sufficient to enable us to pay our indebtedness, including the Credit Facilities, the new secured notes and the unsecured notes, or to fund our other liquidity needs.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investment and capital expenditures or to dispose of material assets or operations, seek additional equity capital or restructure or refinance our indebtedness, including the Credit Facilities, the new secured notes and the unsecured notes. We may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow us to meet our scheduled debt service obligations. The Credit Facilities, the purchase agreement governing the new secured notes and the indenture governing the unsecured notes restrict our ability to dispose of assets and use the proceeds from any such disposition.

        If we cannot make scheduled payments on our debt, we will be in default and, as a result, the holders of the unsecured notes and of the new secured notes could declare all outstanding principal and interest to be due and payable, the lenders under the Credit Facilities could declare all outstanding amounts under such facilities due and payable and terminate their commitments to loan money, and, in each case, foreclose against the assets securing the borrowings under the Credit Facilities and the new secured notes, and we could be forced into bankruptcy or liquidation, which could result in you losing all or a portion of your investment in the unsecured notes.

        If our indebtedness is accelerated, we may need to refinance all or a portion of our indebtedness, including the Credit Facilities, the new secured notes and the unsecured notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the Credit Facilities, the new secured notes or the unsecured notes, on commercially reasonable terms or at all. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.

We rely, to a certain extent, on our subsidiaries to generate cash and as such, our ability to make payments on the unsecured notes will be dependent on cash flow generated by these subsidiaries. Restrictions in our subsidiaries' existing or future contracts or debt instruments and under applicable law limit their ability to provide funds to us.

        We rely, to a certain extent, on our subsidiaries to generate cash. Accordingly, repayment of our indebtedness, including the unsecured notes, is dependent, to a certain extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Each of our subsidiaries are distinct legal entities and they do not have any obligation to pay amounts due on the unsecured notes or to make funds available for that purpose or other obligations in the form of loans, distributions or otherwise and under certain circumstances, there may be legal and contractual restrictions on their ability to distribute and our ability to receive cash from these subsidiaries. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the unsecured notes, or to fund our and our subsidiaries' other cash obligations.

        In addition, the ability of our subsidiaries to pay dividends or make loans or other payments or distributions to us are currently, and in the future may be, subject to restrictions under, among other things, the credit agreement governing the Credit Facilities, the purchase agreement governing the new secured notes and other existing and future agreements or financing arrangements, as well as under the laws of such subsidiaries' jurisdictions of organization (which may limit the amount of funds available for the payment of dividends). Although the Credit Facilities, the purchase agreement governing the new secured notes and the indenture governing the unsecured notes limit the ability of these subsidiaries to incur consensual encumbrances or restrictions on their ability to pay dividends or make other intercompany payments, those limitations are subject to waiver and certain qualifications and exceptions.

The lenders under the Credit Facilities have the discretion to release the guarantors under their facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the unsecured notes.

        The lenders under the Credit Facilities have the discretion to release guarantors under these facilities in a variety of circumstances, which may cause those guarantors to be released from their guarantees of the unsecured notes. So long as any obligations under the Credit Facilities remain outstanding, any guarantee of the unsecured notes may be released without action by, or consent of, any holder of unsecured notes or the trustee under the indenture governing the unsecured notes if, at the discretion of lenders under the Credit Facilities, the related guarantor is no longer a guarantor of obligations under the Credit Facilities. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the unsecured notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims as a holder of the unsecured notes.

The agreements and instruments governing our debt impose restrictions that may limit our operating and financial flexibility.

        The Credit Facilities, the purchase agreement governing the new secured notes and the indenture governing the unsecured notes contain a number of significant restrictions and covenants that limit our ability to:

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  incur additional indebtedness;

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  sell assets or consolidate or merge with or into other companies;

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  pay dividends or repurchase or redeem capital stock;

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  make certain investments;

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  issue capital stock of our subsidiaries;

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  incur liens;

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  prepay, redeem or repurchase subordinated debt; and

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  enter into certain types of transactions with our affiliates.

        These covenants could have the effect of limiting our flexibility in planning for or reacting to changes in our business and the markets in which we compete. In addition, the Credit Facilities and the purchase agreement governing the new secured notes require us to comply with a financial maintenance covenant under certain circumstances. Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with the financial covenants contained in the Credit Facilities and the purchase agreement governing the new secured notes, if applicable. If we violate this covenant and are unable to obtain a waiver from our lenders under the Credit Facilities and the holders of the new secured notes, our debt under the Credit Facilities and the purchase agreement governing the new secured notes would be in default and could be accelerated by our lenders. Because of cross-default provisions in the agreements and instruments governing our indebtedness, a default under one agreement or instrument could result in a default under, and the acceleration of, our other indebtedness. In addition, the lenders under the Credit Facilities and the new secured notes could proceed against the collateral securing that indebtedness.

        If our indebtedness is accelerated, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, on terms that are acceptable to us, or at all. If our debt is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the unsecured notes and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

We face risks related to rating agency downgrades.

        If a rating agency were to reduce the rating on the unsecured notes in the future, the market price of the unsecured notes would be adversely affected, and you may not be able to resell your unsecured notes at favorable prices or at all. In addition, if any of our other outstanding debt is rated and subsequently downgraded, raising capital will become more difficult, borrowing costs under the Credit Facilities and other future borrowings may increase and the market price of the unsecured notes may decrease.

Your right to receive payments on the unsecured notes and the guarantees is effectively subordinated to our and the guarantors' secured indebtedness.

        The unsecured notes and the guarantees are effectively subordinated to our and the subsidiary guarantors' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In particular, the unsecured notes and the guarantees are effectively subordinated to the indebtedness under the Credit Facilities and the new secured notes, which are secured by first-priority liens on substantially all of the assets of Holdings and the subsidiary guarantors. As of June 30, 2015, we had approximately $830.0 million of secured indebtedness outstanding and $50.0 million of additional borrowing availability under the Credit Facilities, all of which would be secured. See "Description of Existing Indebtedness." We and our subsidiaries may incur additional secured indebtedness in the future.

        If we or a subsidiary guarantor becomes insolvent or is liquidated, the lenders or noteholders under our or the subsidiary guarantors' secured indebtedness will have claims on the assets securing their indebtedness and will have priority over any claim for payment under the unsecured notes or the guarantees to the extent of such security. If the lenders under the Credit Facilities or the holders of the new secured notes accelerate the payment of any funds borrowed thereunder and we are unable to repay such indebtedness, the lenders and secured noteholders could foreclose on substantially all of our assets and the assets of our guarantors securing such collateral. In this event, our secured lenders and secured noteholders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the unsecured notes. Holders of the unsecured notes will participate in our remaining assets ratably with all holders of any of our unsecured indebtedness that is deemed to be of the same class as the unsecured notes, and potentially with all of our other general creditors, and it is possible that there would be no assets remaining after satisfaction of the claims of such secured creditors from which claims of the holders of the unsecured notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully.

The unsecured notes will be structurally subordinated to all indebtedness of our current and future subsidiaries that do not become guarantors of the unsecured notes.

        Holders of the unsecured notes will not have any claim as a creditor against any of our current or future subsidiaries that do not guarantee the unsecured notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to claims of the holders of the unsecured notes against those subsidiaries. In addition, the indenture governing the unsecured notes, the purchase agreement governing the new secured notes and the credit agreement governing the Credit Facilities, subject to some limitations, permit these subsidiaries to incur additional indebtedness and do not contain any limitation on the amount of other liabilities, such as trade payables, that may be that may be incurred by these subsidiaries. As of June 30, 2015, our non-guarantor subsidiaries had an aggregate of approximately $15.9 million of total liabilities, all of which were structurally senior to the unsecured notes and the related guarantees, and accounted for approximately 1.7% of our total consolidated assets (excluding intercompany transactions).

The Credit Facilities and the purchase agreement governing the new secured notes may prohibit us from making payments on the unsecured notes.

        The Credit Facilities and the purchase agreement governing the new secured notes limit our ability to make payments on outstanding indebtedness other than regularly scheduled interest and principal payments as and when due. As a result, the Credit Facilities and the purchase agreement governing the new secured notes could prohibit us from making any payment on the unsecured notes in the event that the unsecured notes are accelerated or the holders thereof require us to repurchase the unsecured notes upon the occurrence of a change of control. Any such failure to make payments on the unsecured notes would cause us to default under the indenture governing the unsecured notes, which in turn would likely be a default under the Credit Facilities, the purchase agreement governing the new secured notes and other outstanding and future indebtedness.

We may not be able to purchase the unsecured notes upon a change of control or pursuant to an asset sale offer.

        Upon a change of control, as defined under the indenture governing the unsecured notes, the holders of notes will have the right to require us to offer to purchase all of the unsecured notes then outstanding at a price equal to 101% of their principal amount plus accrued and unpaid interest. We cannot assure you that we would have sufficient funds available to repay all of our indebtedness, or other put rights that would become payable upon a change of control, and to repurchase all of the unsecured notes. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture governing the unsecured notes. Such an event of default may cause the acceleration of our other debt, including the Credit Facilities and the new secured notes. The credit agreement governing the Credit Facilities, the purchase agreement governing the new secured notes and the indenture governing the unsecured notes may limit or prohibit our subsidiaries' ability to make cash available to us, by dividend, debt repayment or otherwise, to enable us to purchase the unsecured notes in the event of a change of control or if an asset sale offer is required, unless and until the indebtedness under the Credit Facilities and the new secured notes are repaid in full and any other indebtedness that contains similar provisions is repaid, or we obtain a waiver from the holders of such indebtedness to provide us with sufficient cash to repurchase the unsecured notes. Our other debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture governing the unsecured notes. In addition, in certain circumstances specified in the indenture governing the unsecured notes, we will be required to commence an asset sale offer, as defined under the indenture governing the unsecured notes, pursuant to which we will be obligated to offer to purchase the unsecured notes at a price equal to 100% of their principal amount plus accrued and unpaid interest. Our other debt may contain restrictions that would limit or prohibit us from completing any such asset sale offer. Our failure to purchase any such notes when required under the indenture governing the unsecured notes would be an event of default. See "Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control" and "Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales; Event of Loss."

You may not be able to determine when a change of control giving rise to your right to have the unsecured notes repurchased by us has occurred following a sale of "substantially all" of our assets.

        A change of control, as defined in the indenture governing the unsecured notes, will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase their notes as a result of a sale, assignment, transfer, lease, conveyance or disposition of all or substantially all of our properties or assets to another individual, group or entity may be uncertain.

We may enter into certain transactions that would not constitute a change of control but that result in an increase of our indebtedness.

        Subject to limitations under the indenture governing the unsecured notes, the purchase agreement governing the new secured notes and the credit agreement governing the Credit Facilities, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under such agreements, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings in a way that adversely affects the holders of the unsecured notes. See "Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control."

There is no public market for the unsecured notes, which could limit their market price or your ability to sell them.

        There is currently no public trading market for the unsecured notes. Consequently, the unsecured notes may be relatively illiquid, and you may be unable to sell your unsecured notes. We do not intend to apply for listing of the unsecured notes on any securities exchange or for the inclusion of the unsecured notes in any automated quotation system.

Volatile trading prices may require you to hold the unsecured notes for an indefinite period of time.

        If a market develops for the unsecured notes, the unsecured notes may trade at prices higher or lower than their initial offering price. The trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuation in the prices of these securities. Disruptions of this type could have an adverse effect on the price of the unsecured notes. You should be aware that you may be required to bear the financial risk of an investment in the unsecured notes for an indefinite period of time.

If a bankruptcy petition were filed by or against us in the United States, the allowed claim for the unsecured notes may be less than the principal amount of the unsecured notes stated in the indenture governing the unsecured notes.

        If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the unsecured notes, the claim by any holder of the unsecured notes for the principal amount of the unsecured notes may be allowed in an amount equal to the sum of:

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  the original issue price of the unsecured notes; and

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  that portion of the stated principal amount of the unsecured notes that exceeds the issue price of such notes, if any, that does not constitute "unmatured interest" for the purposes of the U.S. Bankruptcy Code.

        Any such discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest, which is not allowable as part of a bankruptcy claim under the U.S. Bankruptcy Code. Accordingly, holders of the unsecured notes under these circumstances may receive an amount that is less than the principal amount of the unsecured notes stated in the indenture governing the unsecured notes.

Our variable rate indebtedness under the Credit Facilities subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        We are exposed to interest rate risk through our variable-rate borrowings under the Credit Facilities. Borrowings under such facility bear interest at a variable rate, based on an adjusted LIBOR rate, plus an applicable margin. Interest rates are currently at relatively low levels. If interest rates increase, our debt service obligations on certain of our variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may choose not to maintain interest rate swaps with respect to any of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        The unsecured notes are guaranteed by Holdings and certain of our domestic subsidiaries. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

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  issued the unsecured notes or provided the applicable guarantee, as the case may be, with the intent of hindering, delaying or defrauding any present or future creditor;

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  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

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  one of the following applies:

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  it was insolvent or rendered insolvent by reason of the incurrence of the guarantee; or

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  it was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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  it intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of the unsecured notes and/or such guarantee.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred, such that we cannot be certain as to the standard a court would use to determine whether we or a guarantor was solvent at the relevant time. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        Regardless of the actual standard applied by the court, we cannot be certain that the issuance of the unsecured notes or a guarantee, would not be avoided. In addition, as described further below, any guarantees provided after the issue date of the unsecured notes may be especially subject to being challenged as an avoidable preference to the extent they are issued within 90 days of the commencement of an insolvency proceeding.

        To the extent that a court avoids or otherwise finds unenforceable for any other reason the unsecured notes or a guarantee, your claims against the Company or the relevant guarantor would be eliminated or limited. In addition, the court might direct you to repay any amounts already received from the Company or such guarantor. Further, the avoidance of the unsecured notes or a related guarantee could result in an event of default with respect to our other debt that, in turn, could result in acceleration of such debt.

        In certain circumstances, a court may subordinate claims in respect of the unsecured notes or a guarantee to all other debts of an issuer or a guarantor, or take other actions detrimental to the noteholders, based on equitable or other grounds. We cannot be certain as to the standards that a court might apply and whether it might find such subordination or other actions appropriate. Each guarantee contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law or may reduce or eliminate the guarantor's obligation to an amount that effectively makes the guarantee worthless. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. (which was reinstated on other grounds by the United States Court of Appeals for the Eleventh Circuit) found a savings clause provision in that case to be ineffective and held the guarantees at issue in that case to be fraudulent transfers and voided them in their entirety. Even if the guarantees of the unsecured notes remain in force, the remaining amount due and collectible under the guarantee may not be sufficient to pay the unsecured notes in full when due.

Because each guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

        Holders of the unsecured notes have the benefit of the guarantees of certain of our domestic restricted subsidiaries. The guarantees, however, are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor's liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Furthermore, under the circumstances discussed more fully above, a court under applicable fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor.

        As a result, a guarantor's liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee issued by a company that is not in the company's corporate interests, the burden of which exceeds the benefit to the company or which is entered into within a certain period prior to insolvency or bankruptcy, may not be valid and enforceable. It is possible that a guarantor, a creditor of a guarantor or the insolvency administrator in the case of an insolvency of a guarantor may contest the validity and enforceability of the guarantee and that the applicable court may determine the guarantee should be limited or voided. In the event that any guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the guarantee obligation apply, the unsecured notes would be structurally subordinated to all liabilities of the applicable guarantor.

We may require you to dispose of your unsecured notes or redeem your unsecured notes if any gaming authority finds you unsuitable to hold them, which could cause you to lose some of your investment.

        We may require you to dispose of your unsecured notes or redeem your unsecured notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with gaming laws to which we are subject. Gaming authorities can generally require that any beneficial owner of our securities, including holders of the unsecured notes, file an application for a finding of suitability. If a gaming authority requires a record or beneficial owner of an unsecured note to file a suitability application, the owner must apply for a finding of suitability within 30 days or at an earlier time prescribed by the gaming authority. The gaming authority has the power to investigate an owner's suitability and the owner must pay all costs of the investigation. If the owner refuses to file a suitability application or is found unsuitable, then the owner may be required, either by law or the terms of the unsecured notes, to dispose of the unsecured notes. See "Description of Exchange Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws."

The unsecured notes are unsecured obligations of the Company and the guarantors and are effectively subordinated to our secured debt to the extent of the value of the collateral securing such indebtedness.

        The unsecured notes are the general unsecured obligations of the Company and the guarantors. Holders of our existing and future secured indebtedness, including the Credit Facilities and the new secured notes, will have claims that are senior to the claims of a holder of the unsecured notes, to the extent of the value of the assets securing such other indebtedness. As a result, in the event of any distribution or payment of our assets in any bankruptcy, liquidation or dissolution, holders of secured indebtedness will have a prior claim to those assets that constitute their collateral. In any of the foregoing events, we cannot assure holders of the unsecured notes that there will be sufficient assets to pay all amounts due on the unsecured notes to the extent of the value of the collateral securing such indebtedness.

        As of June 30, 2015, we had approximately $1.2 billion of outstanding consolidated indebtedness, $830.0 million of which was secured indebtedness. In addition, as of June 30, 2015, the Credit Facilities permitted additional borrowings up to at least $50.0 million, all of which would be secured. All of the secured debt would be effectively senior to the unsecured notes to the extent of the value of the collateral securing such indebtedness.

Risks Related to the Exchange Offer

If you do not properly tender your old notes, your ability to transfer such outstanding notes will be adversely affected.

        We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your unregistered notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if your tender of old notes is not accepted because you did not tender your old notes properly, then, after consummation of the exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any unregistered notes, you may have difficulty selling them because there will be fewer unregistered notes remaining and the market for such unregistered notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged old notes could become more limited than the existing trading market for the old notes and could cease to exist altogether due to the reduction in the amount of the old notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered old notes.

If you are a broker-dealer or participating in a distribution of the exchange notes, you may be required to deliver prospectuses and comply with other requirements.

        If you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange old notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except that the transfer restrictions, registration rights and rights to special interest applicable to the old notes do not apply to the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding debt.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2015. You should read this table in conjunction with our consolidated financial statements and accompanying notes incorporated by reference in this prospectus.

As of June 30, 2015
(in thousands)
Cash and cash equivalents(1)	$165,017

Long-term debt
Senior secured revolving credit facility	—
Senior secured term loan	$495,000
7.25% senior secured notes due 2021	$335,000
10.00% senior unsecured notes due 2022	$350,000
Total long-term debt	$1,180,000
Total stockholders' equity	$226,972
Total capitalization	$1,406,972

(1)
We provide cash settlement services to our customers. These services involve the movement of funds between the various parties associated with cash access transactions. This activity results in a balance due to us at the end of each business day that we recoup over the next few business days and classify as settlement receivables. This activity also results in a balance due to our customers at the end of each business day that we remit over the next few business days and classify as settlement liabilities. As of June 30, 2015, we had $23.7 million in settlement receivables due from our customers for these settlement services. As of June 30, 2015, we had $141.2 million in settlement liabilities due to our customers for these settlement services. After giving effect to these settlement receivables and liabilities, we consider our available cash to be $47.5 million as of June 30, 2015.

 DESCRIPTION OF EXISTING INDEBTEDNESS

Credit Facilities

        On December 19, 2014, concurrently with the closing of the Merger, we entered into a credit agreement that provides for a $50.0 million, five-year senior secured revolving credit facility and a $500.0 million, six-year senior secured term loan facility, or the Credit Facilities. We have summarized below the principal terms of the agreement that governs the Credit Facilities. This summary is not a complete description of all of the terms of the agreement.

General

        The Credit Facilities are provided by a syndicate of banks and other financial institutions led by Bank of America, N.A., as administrative agent, collateral agent, swing line lender and letter of credit issuer; Deutsche Bank Securities Inc., as syndication agent; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as joint lead arrangers and joint book managers. The senior secured term loan facility matures in 2020 and the proceeds thereof were used to pay the consideration in connection with the Merger, to repay Holdings' and Everi Games' existing debt, and to pay the fees and expenses relating to the Merger, the offering of the old secured notes and the old notes, and the other financing transactions. The senior secured revolving credit facility matures in 2019 and is available for general corporate purposes, including permitted acquisitions, working capital and the issuance of letters of credit. All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and accuracy of representations and warranties.

Interest and Fees

        The interest rate per annum applicable to loans under the senior secured revolving credit facility is, at the Company's option, the base rate or LIBOR plus, in each case, an applicable margin. The interest rate per annum applicable to the senior secured term loan is also, at the Company's option, the base rate or LIBOR plus, in each case, an applicable margin. LIBOR is reset at the beginning of each selected interest period based on the LIBOR rate then in effect; provided that, with respect to the senior secured revolving credit facility, if LIBOR is below zero, then such rate will be equal to zero plus the applicable margin, and, with respect to the senior secured term loan, if LIBOR is below 1.0%, then such rate will be equal to 1.0% plus the applicable margin. The base rate is a fluctuating interest rate equal to the highest of (i) the prime lending rate announced by the administrative agent, (ii) the federal funds effective rate from time to time plus 0.50%, and (iii) LIBOR (after taking account of any applicable floor) applicable for an interest period of one month plus 1.00%. The applicable margin for the senior secured revolving credit facility is subject to adjustment based on our consolidated secured leverage ratio.

Prepayments

        Voluntary prepayments of the term loan and the revolving loans and voluntary reductions in the unused commitments are permitted in whole or in part, in minimum amounts as set forth in the credit agreement governing the Credit Facilities, with prior notice but without premium or penalty, except that certain refinancings of the term loans within twelve months after the closing thereof will be subject to a prepayment premium of 1.00% of the principal amount prepaid.

Collateral and Guarantees

        Subject to certain exceptions, the obligations under the Credit Facilities are secured by substantially all of the present and after acquired assets of each of Holdings, the Company, and Holdings' direct and indirect wholly owned U.S. subsidiaries that are guarantors under the Credit

Facilities including, (i) a perfected first priority pledge of all the capital stock of the Company and each domestic direct, wholly owned material restricted subsidiary held by Holdings, the Company or any of Holdings' direct and indirect wholly owned U.S. subsidiaries that are guarantors under the Credit Facilities, and (ii) a perfected first priority security interest in substantially all other tangible and intangible assets of Holdings, the Company, and any of Holdings' direct and indirect wholly owned U.S. subsidiaries that are guarantors under the Credit Facilities (including, but not limited, to accounts receivable, inventory, equipment, general intangibles, investment property, real property, intellectual property and the proceeds of the foregoing). Subject to certain exceptions, the Credit Facilities are unconditionally guaranteed by Holdings and each of its existing and subsequently acquired or organized direct and indirect wholly owned U.S. restricted subsidiaries.

Covenants and Other Matters

        The credit agreement governing the Credit Facilities contains covenants that limit our ability to, among other things:

  •
  incur additional indebtedness;

  •
  sell assets or consolidate or merge with or into other companies;

  •
  pay dividends or repurchase or redeem capital stock;

  •
  make certain investments;

  •
  incur liens;

  •
  prepay, redeem or repurchase subordinated debt; and

  •
  enter into certain types of transactions with our affiliates.

        The credit agreement governing the Credit Facilities also requires Holdings, together with its subsidiaries, to comply with a consolidated secured leverage ratio.

        Events of default under the credit agreement governing the Credit Facilities include customary events such as a cross-default provision with respect to other material debt (which includes the unsecured notes). In addition, an event of default would occur if we undergo a change of control. This is defined to include the case where Holdings ceases to own 100% of the equity interests of the Company, or where any person or group acquires a percentage of the economic or voting interests of Holdings' capital stock of 35% or more (determined on a fully diluted basis), or where a majority of the board of directors of Holdings ceases to consist of persons who are directors of Holdings on the closing date or other directors whose nomination for election to the board of directors of Holdings was recommended by a majority of the then continuing directors.

New Secured Notes

        On April 15, 2015, concurrently with the redemption of the old secured notes, we entered into a note purchase agreement (the "note purchase agreement") pursuant to which we issued $335.0 million in aggregate principal amount of new 7.25% Senior Secured Notes due April 15, 2021, or the new secured notes.

        We have summarized below the principal terms of the note purchase agreement that governs the new secured notes. This summary is not a complete description of all of the terms of the note purchase agreement and other documents governing the new secured notes.

General

        The new secured notes were issued to CPPIB Credit Investments III Inc., a professional investment management organization that invests the assets of the Canada Pension Plan. Deutsche Bank Trust Company Americas acts as collateral agent for the holders of the new secured notes.

Interest and PIK Interest

        The interest rate per annum applicable to new secured notes under the note purchase agreement is 7.25%. Interest on the new secured notes is payable quarterly in arrears.

        For any interest period, so long as Holdings, the Company, and the subsidiary guarantors have not failed to create a perfected first priority lien on certain pledged equity before September 1, 2015, the Company may, at its option, elect to pay a portion of interest not to exceed 0.50% per annum by issuing additional certificated new secured notes in a principal amount equal to the amount of such interest (such additional notes, "PIK notes"). Any PIK notes will be issued under the note purchase agreement on the same terms and conditions as the new secured notes issued on April 15, 2015.

Prepayments

        Voluntary prepayments of the new secured notes are permitted in whole or in part, in minimum amounts as set forth in the note purchase agreement, with prior notice and, prior to April 15, 2020, at a price equal to the principal amount repurchased, plus accrued and unpaid interest to the date of repurchase, plus the following premiums:

  •
  prior to the first anniversary of the date of issuance of the new secured notes, a make-whole premium will apply;

  •
  on or following the first anniversary of the date of issuance of the new secured notes and prior to the second anniversary of the date of issuance of the new secured notes, a premium of 3.5% of the accrued principal amount will apply;

  •
  on or following the second anniversary of the date of issuance of the new secured notes and prior to the third anniversary of the date of issuance of the new secured notes, a premium of 3.0% of the accrued principal amount will apply;

  •
  on or following the third anniversary of the date of issuance of the new secured notes and prior to the fourth anniversary of the date of issuance of the new secured notes, a premium of 2.0% of the accrued principal amount will apply;

  •
  on or following the fourth anniversary of the date of issuance of the new secured notes and prior to the fifth anniversary of the date of issuance of the new secured notes, a premium of 1.0% of the accrued principal amount will apply; and

  •
  on or following the fifth anniversary of the date of issuance of the new secured notes, no premium will apply.

        In addition, prior to the first anniversary of the date of issuance of the new secured notes, the Company may prepay up to 40% of the aggregate principal amount of the new secured notes at a price equal to 103.5% of the principal amount thereof, plus accrued and unpaid interest in respect thereof.

        The above premiums will not apply to refinancings of the new secured notes made with the proceeds of any indebtedness incurred by the Company initially owed by the Company solely to CPPIB Credit Investments Inc. or any of its affiliates.

        Upon the occurrence of a change of control, as defined in the note purchase agreement, the Company will be obligated to offer to repurchase the new secured notes at a price equal to:

  •
  prior to the third anniversary of the date of issuance of the new secured notes, 103% of the principal amount of the new secured notes;

  •
  on or following the third anniversary of the date of issuance of the new secured notes and prior to the fourth anniversary of the date of issuance of the new secured notes, 102% of the principal amount of the new secured notes; and

  •
  on or following the fourth anniversary of the date of issuance of the new secured notes, 101% of the principal amount of the new secured notes;

in each case, plus accrued and unpaid interest to the date of repurchase.

        The Company will be obligated to offer to repurchase the new secured notes at a price equal to the principal amount repurchased, plus accrued and unpaid interest to the date of repurchase, with the proceeds of certain assets sales and certain insurance proceeds, subject to reinvestment rights.

Collateral and Guarantees

        Subject to certain exceptions and subject to the terms of the security agreement entered into in connection with the note purchase agreement, the obligations under the new secured notes are secured by substantially all of the present and after acquired assets of each of Holdings, the Company and Holdings' direct and indirect wholly owned U.S. subsidiaries that are guarantors under the guaranty entered into in connection with the note purchase agreement, including (i) a perfected first priority pledge of all the capital stock of the Company and each domestic direct, wholly owned material restricted subsidiary held by Holdings, the Company or any of Holdings' direct and indirect wholly owned U.S. subsidiaries that are guarantors under the guaranty and (ii) a perfected first priority security interest in substantially all other tangible and intangible assets of Holdings, the Company and any of Holdings' direct and indirect wholly owned U.S. subsidiaries that are guarantors under the guaranty (including, but not limited to, accounts receivable, inventory, equipment, general intangibles, investment property, real property, intellectual property and the proceeds of the foregoing). Subject to certain exceptions, the new secured notes are unconditionally guaranteed by Holdings and each of its existing and subsequently acquired or organized direct and indirect wholly owned U.S. restricted subsidiaries.

Covenants and Other Matters

        The note purchase agreement contains covenants that limit our ability to, among other things:

  •
  incur additional indebtedness;

  •
  sell assets or consolidate or merge with or into other companies;

  •
  pay dividends or repurchase or redeem capital stock;

  •
  make certain investments;

  •
  incur liens;

  •
  prepay, redeem or repurchase subordinated debt; and

  •
  enter into certain types of transactions with our affiliates.

        The note purchase agreement also requires Holdings, together with its subsidiaries, to comply with a consolidated secured leverage ratio.

        Events of default under the note purchase agreement include customary events such as a cross-default provision with respect to other material debt (which includes the unsecured notes).

Warrants

        In connection with the entry into the note purchase agreement and the issuance of the new secured notes, Holdings issued to the purchaser of the new secured notes a warrant to purchase 700,000 shares of Holdings' common stock, with an exercise price equal to $9.88 per share, representing a 30% premium to the volume-weighted average price of Holdings' common stock for the 10 trading days prior to the issuance of the warrant. The warrant expires on the sixth anniversary of the date of issuance. The number of shares issuable pursuant to the warrant and the warrant exercise price are subject to adjustment for stock splits, reverse stock splits, stock dividends, mergers and certain other events.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        The exchange offer is designed to provide holders of the old notes with an opportunity to acquire exchange notes which, unlike the old notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the exchange notes are being acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

        The old notes were originally issued and sold on December 19, 2014, the issue date, to the initial purchasers, pursuant to the purchase agreement dated December 19, 2014. The old notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act. The subsequent resale of the old notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The old notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

        In connection with the original issuance and sale of the old notes, we entered into a registration rights agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the exchange notes for the old notes, or the exchange offer. The registration rights agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of the old notes who are able to make certain representations the opportunity to exchange their old notes for exchange notes.

        Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the exchange notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the exchange notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any exchange notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations).

        Each holder of the old notes that exchanges such old notes for exchange notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the exchange notes, the exchange notes are being offered in exchange for a like principal amount of old notes. Old notes may be exchanged only in denominations of $2,000 and integral multiples of $1,000. Holders may tender all, some or none of their old notes pursuant to the exchange offer.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the old notes except that (i) the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the exchange notes will not be entitled to certain rights of holders of the old notes under and related to the registration rights agreement. The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture. The exchange notes will be treated as a single class under the indenture with any old notes that remain outstanding. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on December 4, 2015. We reserve the right to extend the exchange offer at our discretion, in which event the term "expiration date" shall mean the time and date on which the exchange offer as so extended shall expire. Any such extension will be communicated to the exchange agent either orally or in writing and will be followed promptly by a press release or other permitted means which will be made no later than 9:00 a.m., New York City time, on the business day immediately following the previously scheduled expiration date.

        We reserve the right to extend or terminate the exchange offer and not accept for exchange any old notes if any of the events set forth below under "—Conditions to the Exchange Offer" occur, and are not waived by us, by giving oral or written notice of such delay or termination to the exchange agent. See "—Conditions to the Exchange Offer."

        We also reserve the right to amend the terms of the exchange offer in any manner; provided, however, that if we amend the exchange offer in a manner that we determine constitutes a material or significant change, we will extend the exchange offer so that it remains open for a period of five to ten business days after such amendment is communicated to holders, depending upon the significance of the amendment.

        Without limiting the manner in which we may choose to make a public announcement of any extension, termination or amendment of the exchange offer, we will comply with applicable securities laws by disclosing any such amendment by means of a prospectus supplement that we distribute to holders of the old notes. We will have no other obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release through any appropriate news agency.

Procedures for Tendering Old Notes

        Since the old notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the old notes and will be the only entity that can tender your old notes for exchange notes. Therefore, to tender old notes subject to the exchange offer and to obtain exchange notes, you must instruct the institution where you keep your old notes to tender your old notes on your behalf so that they are received prior to the expiration of the exchange offer.

        The letter of transmittal that accompanies this prospectus may be used by you to give such instructions.

        YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

        IF YOU WISH TO ACCEPT THE EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 P.M., NEW YORK CITY TIME, DEADLINE ON DECEMBER 4, 2015.

        You may tender all, some or none of your old notes in the exchange offer. However, your old notes may be tendered only in integral multiples of $1,000.

        When you tender your old notes and we accept them, the tender will be a binding agreement between you and us in accordance with the terms and conditions in this prospectus.

        We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered old notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

  (i)
  reject any and all tenders of any particular old note not properly tendered;

  (ii)
  refuse to accept any old note if, in our judgment or the judgment of our counsel, the acceptance would be unlawful; and

  (iii)
  waive any defects or irregularities or conditions to the exchange offer as to any particular old notes before the expiration of the exchange offer.

        Our reasonable interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of old notes as we will determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of old notes. If we waive any terms or conditions pursuant to (iii) above with respect to a holder of the old notes, we will extend the same waiver to all holders of the old notes with respect to that term or condition being waived.

Deemed Representations

        To participate in the exchange offer, we require that you represent to us that:

  (i)
  you or any other person acquiring exchange notes in exchange for your old notes in the exchange offer is acquiring them in the ordinary course of business;

  (ii)
  neither you nor any other person acquiring exchange notes in exchange for your old notes in the exchange offer is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

  (iii)
  neither you nor any other person acquiring exchange notes in exchange for your old notes has an arrangement or understanding with any person to participate in the distribution of exchange notes issued in the exchange offer;

  (iv)
  neither you nor any other person acquiring exchange notes in exchange for your old notes is our "affiliate" as defined under Rule 405 of the Securities Act;

  (v)
  if you or another person acquiring exchange notes in exchange for your old notes is a broker-dealer and you acquired the old notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes; and

  (vi)
  you are not acting on behalf of any person or entity that could not truthfully make these representations.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

        Broker-dealers who cannot make the representations in item (v) of the paragraph above cannot use the exchange offer prospectus in connection with resales of the exchange notes issued in the exchange offer.

        If you are our "affiliate," as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your old notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of exchange notes acquired in the exchange offer, you or that person:

  (i)
  may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

  (ii)
  must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the old notes.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

        In order to accept the exchange offer on behalf of a holder of the old notes you must submit or cause your DTC participant to submit an Agent's Message as defined and described below.

        The exchange agent, on our behalf, will seek to establish an ATOP account with respect to the old notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of old notes by causing the book-entry transfer of such old notes into the ATOP account in accordance with DTC's procedures for such transfers. Concurrently with the delivery of old notes, an Agent's Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a "Book-Entry Confirmation."

        The term "Agent's Message" means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer.

        Each Agent's Message must include the following information:

  (i)
  Name of the beneficial owner tendering such old notes;

  (ii)
  Account number of the beneficial owner tendering such old notes;

  (iii)
  Principal amount of old notes tendered by such beneficial owner; and

  (iv)
  A confirmation that the beneficial holder of the old notes tendered has made the representations for the benefit of us set forth under "—Deemed Representations" above.

        BY SENDING AN AGENT'S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM OLD NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

        The delivery of old notes through DTC, and any transmission of an Agent's Message through ATOP, is at the election and risk of the person tendering old notes. We will ask the exchange agent to instruct DTC to return those old notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such old notes on behalf of holders of the old notes.

Guaranteed Delivery Procedures

        If your certificates for old notes are not lost but are not immediately available or you cannot deliver your certificates and any other required documents to the exchange agent at or prior to 5:00 p.m., New York City time, on the expiration date, or you cannot complete the procedures for book-entry transfer at or prior to 5:00 p.m., New York City time, on the expiration date, you may nevertheless effect a tender of your old notes if:

  (i)
  the tender is made through an eligible institution;

  (ii)
  prior to the expiration date of the exchange offer, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form provided with this prospectus, or an Agent's Message with respect to guaranteed delivery which (1) sets forth your name and address and the amount of your old notes tendered, (2) states that the tender is being made thereby; and (3) guarantees that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  (iii)
  the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

        We will accept validly tendered old notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered old notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If we do not accept any old notes tendered for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the old notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

        THE AGENT'S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

        You may withdraw your tender of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you should contact your bank or broker where your old notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

  (i)
  specify the name of the person that tendered the old notes to be withdrawn;

  (ii)
  identify the old notes to be withdrawn, including the CUSIP number and principal amount at maturity of the old notes; and

  (iii)
  specify the name and number of an account at DTC to which your withdrawn old notes can be credited.

        We will decide all questions as to the validity, form and eligibility (including time of receipt) of the notices and our reasonable determination will be final and binding on all parties. Any tendered old notes that you withdraw will not be considered to have been validly tendered. We will return any old notes that have been tendered but not exchanged, or credit them to the DTC account, promptly after withdrawal, rejection of tender, or termination of the exchange offer. You may re-tender properly withdrawn old notes by following one of the procedures described above prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate the exchange offer (whether or not any old notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

  (i)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

  (1)
  seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

  (2)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes in the exchange offer; or

  (3)
  any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

  (ii)
  any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (i)(1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

the following has occurred:

    (1)
    any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

    (2)
    any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

    (3)
    a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

    (4)
    a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

  (iii)
  any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the old notes or the exchange notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

  (iv)
  there shall occur a change in the current interpretation by the Staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

  (v)
  any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

  (vi)
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

  (vii)
  we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

        If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any old notes have been accepted for exchange) or waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of the old notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Exchange Agent

        We have appointed Deutsche Bank Trust Company Americas as the exchange agent for the exchange offer. Questions and requests relating to the exchange of old notes should be directed to the exchange agent address as followed:

By Mail:

DB Services Americas, Inc.
MS: JCK01-0218
Attention: Reorg. Department
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256

By Overnight Mail or Courier:

DB Services Americas, Inc.
MS: JCK01-0218
Attention: Reorg. Department
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256

By Electronic Mail or Facsimile:

Electronic Mail: DB.Reorg@db.com
Facsimile: (615) 866-3889

Telephone Assistance:

(877) 843-9767

Fees and Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection therewith. We will also pay the cash expenses to be incurred in connection with the exchange offer, including accounting, legal, printing, and related fees and expenses.

        We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or on any other person, if:

  •
  certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered;

  •
  tendered notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

        If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. The expenses of the exchange offer will be expensed as incurred.

Consequences of Failure to Exchange

        Upon consummation of the exchange offer, certain rights under and related to the registration rights agreement, including registration rights and the right to receive the contingent increases in the interest rate, will terminate. The old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such old notes may be resold only (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act. The liquidity of the old notes could be adversely affected by the exchange offer.

DESCRIPTION OF EXCHANGE NOTES

        In this description, the term "Issuer," "we," "our" and "us" refers to Everi Payments Inc. (formerly known as Global Cash Access, Inc.), a Delaware corporation, and not to any of its Subsidiaries or Affiliates, and references to the "notes" are to the exchange notes, unless the context otherwise requires.

        The Issuer issued the old notes and will issue the exchange notes pursuant to an indenture dated as of December 19, 2014, as modified by a supplemental indenture dated as of December 19, 2014, among the Issuer, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent (the "Trustee"), and a second supplemental indenture dated as of August 4, 2015, among the Issuer, the Guarantors party thereto and the Trustee (collectively, the "indenture"). The form and terms of the old notes and the exchange notes are identical in all material respects except that the exchange notes will have been registered under the Securities Act. See "The Exchange Offer—Purpose of the Exchange Offer" and "The Exchange Offer—Terms of the Exchange Offer." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the form of notes and indenture because they, and not this description, define your rights as holders of the notes ("Holders"). You may obtain a copy of the form of notes and indenture as described under "Where You Can Find More Information."

        You can find the definitions of certain terms used in this description under "—Certain Definitions." Certain defined terms used in this description but not defined in this "Description of Exchange Notes" including under "—Certain Definitions," have the meanings assigned to them in the indenture.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Exchange Notes

        The notes will be:

  •
  general unsecured obligations of the Issuer;

  •
  pari passu in right of payment to all existing and future senior Indebtedness of the Issuer, including its obligations under the Credit Facilities and the New Secured Notes;

  •
  senior in right of payment to all existing and future subordinated Indebtedness of the Issuer;

  •
  effectively junior to secured Indebtedness of the Issuer to the extent of the value of the collateral securing such Indebtedness, including obligations under the Credit Facilities and the New Secured Notes;

  •
  unconditionally guaranteed by the Guarantors on a senior unsecured unsubordinated basis; and

  •
  structurally subordinated to any Indebtedness of Subsidiaries of Holdings that are not Guarantors.

        See "Risk Factors—Risks Related to our Indebtedness and the Exchange Notes—Your right to receive payments on the unsecured notes and the guarantees is effectively subordinated to our and the guarantors' secured indebtedness."

Brief Description of the Note Guarantees

        The notes will be guaranteed by Holdings, each existing Significant Subsidiary of Holdings (other than the Issuer), and, subject to compliance with applicable Gaming Laws, any new Significant Subsidiary of Holdings.

        The guarantees of the notes will be:

  •
  general unsecured obligations of each Guarantor;

  •
  pari passu in right of payment to all existing and future senior Indebtedness of each Guarantor, including its obligations as a guarantor of the obligations under the Credit Facilities and the New Secured Notes;

  •
  senior in right of payment to all existing and future subordinated Indebtedness of each Guarantor;

  •
  effectively junior to all secured Indebtedness of each Guarantor to the extent of the value of the collateral securing such Indebtedness, including obligations under the Credit Facilities and the New Secured Notes;

  •
  structurally subordinated to all Indebtedness of Subsidiaries of Holdings that are not Guarantors; and

  •
  subject to release in the circumstances specified in the indenture.

        The Note Guarantees will be full and unconditional, joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will contain a net worth limitation to reduce the risk that a Note Guarantee would constitute a fraudulent conveyance under applicable law.

        As of the date hereof, each Subsidiary of Holdings (other than the Issuer) will be a "Restricted Subsidiary." Under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

        As of the date hereof, each Significant Subsidiary of Holdings (other than the Issuer) will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiaries, such non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

        As of June 30, 2015, we had approximately $830.0 million of secured debt outstanding. In addition, we had $50.0 million of availability under the Credit Facilities. All amounts under the Credit Facilities and the New Secured Notes are effectively senior to the notes to the extent of the collateral securing the Credit Facilities and the New Secured Notes. As of June 30, 2015, Holdings' non-guarantor subsidiaries represented approximately 1.7% of our total consolidated assets. In addition, as of June 30, 2015, the non-guarantor subsidiaries had $15.9 million of debt that was structurally senior to the notes.

Principal, Maturity and Interest

        The Issuer will issue $350.0 million in aggregate principal amount of notes in the exchange offer. The Issuer may issue additional notes under the indenture from time to time after the exchange offer. Any issuance of additional notes is subject of all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock." The old notes, the exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any such additional notes will not be treated as part of the same issue for U.S. federal income tax purposes and may trade under a separate CUSIP number. The Issuer will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on January 15, 2022.

        Interest on the notes will accrue at the rate of 10.00% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2015. The Issuer will make each interest payment to the Trustee for the benefit of the Holders of record on the immediately preceding January 1 and July 1. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        The Issuer will make, or cause to be made, payments in respect of the notes represented by the Global Notes by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Notes. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make payments by check mailed to the Holders at their address set forth in the register of Holders. Principal and interest shall be considered paid on the date due if on such date the Trustee or paying agent holds money sufficient to pay all principal and interest then due.

Paying Agent, Transfer Agent and Registrar for the Notes

        The Trustee will initially act as paying agent, transfer agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the Holders of the notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar, transfer agent and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of fifteen days before a selection of notes to be redeemed.

Subsidiaries Providing Note Guarantees

        The notes will be initially guaranteed by Holdings, each existing Significant Subsidiary of Holdings (other than the Issuer), and, subject to compliance with applicable Gaming Laws, any new Significant Subsidiary. The Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will contain a net worth limitation to reduce the risk that a Note Guarantee would constitute a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

          (1)   immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and the indenture pursuant to a supplemental indenture satisfactory to the Trustee; or

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the indenture.

        The Note Guarantee of a Guarantor will be released:

          (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Holdings, the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

          (2)   in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Holdings, the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

          (3)   if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

          (4)   upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Repurchase at the Option of Holders—Asset Sales; Event of Loss" and "—Satisfaction and Discharge."

        See "—Repurchase at the Option of Holders—Asset Sales; Event of Loss."

Optional Redemption

        At any time prior to January 15, 2018, the Issuer may, upon not less than 30 but not more than 60 days' prior written notice mailed by first class mail to each Holder's registered address (with a copy to the Trustee), on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 110% of the principal amount, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that:

          (1)   at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Holdings and its Subsidiaries); and

          (2)   the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

        At any time prior to January 15, 2018, the Issuer may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days' prior written notice mailed by first-class mail to each Holder's registered address (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders of notes on any relevant record date to receive interest due on the relevant interest payment date.

        Additionally, so long as any notes are held by any Initial Purchaser or any affiliate of an Initial Purchaser (other than asset management affiliates that purchased the notes in the ordinary course of business as part of a regular distribution of the notes, and excluding notes acquired pursuant to bona fide open market purchases from third parties or market making activities), the Issuer may, at its option, upon notice as described under the heading "—Selection and Notice," on one or more occasions redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to, but excluding the redemption date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the three preceding paragraphs and as described below under "—Mandatory Disposition or Redemption Pursuant to Gaming Laws," the notes will not be redeemable prior to January 15, 2018.

        On or after January 15, 2018, the Issuer may redeem all or part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date (subject to the rights of Holders of notes on any relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2018	107.500%
2019	105.000%
2020	102.500%
2021 and thereafter	100.000%

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Mandatory Disposition or Redemption Pursuant to Gaming Laws

        If a Holder or beneficial owner of a note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder shall be obligated, at the request of the Issuer, to dispose of such Holder's notes within a time period prescribed by the Issuer or such other time period prescribed by such Gaming Authority (in which event the Issuer's obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws). Thereafter, the Issuer shall have the right to redeem, on the date fixed by the Issuer for the redemption of such notes, such Holder's notes at a redemption price (to be calculated by the Issuer) equal to the lesser of (1) the lowest closing sale price of the notes on any trading day during the 120-day period ending on the date upon which the Issuer shall have received notice from a Gaming Authority of such Holder's disqualification or (2) the price at which such Holder or beneficial owner acquired the notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. The Issuer is not required to pay or reimburse any Holder or beneficial owner of a note for the costs of licensure, qualification or finding of suitability or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, finding of suitability or application therefor.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder's notes pursuant to a change of control offer on the terms set forth in the indenture (the "Change of Control Offer"). In the Change of Control Offer, the Issuer will offer a change of control payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase (the "Change of Control Payment"). On or before the 30th day following any Change of Control, the Issuer will send a written notice (which notice may be conditional) to each Holder (with a copy to the Trustee) stating, among other things:

          (1)   that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders—Change of Control" and that all notes (or portions thereof) timely tendered will be accepted for payment;

          (2)   the purchase price and the change of control payment date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice (the "Change of Control Payment Date");

          (3)   that any note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (4)   that any notes (or portions thereof) not tendered will continue to accrue interest;

          (5)   a description of the transaction or transactions constituting the Change of Control; and

          (6)   the procedures that Holders must follow in order to tender their notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the transaction giving rise to the Change of Control at the time of the making of the Change of Control Offer. In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the Trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

        The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will, upon receipt of an authentication order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

        The provisions described above that require the Issuer to make a Change of Control Offer in connection with a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        There can be no assurance that the Issuer will be able to fund any repurchase of the notes pursuant to a Change of Control Offer. The Credit Facilities or the Issuer's future credit facilities or other agreements relating to Indebtedness of the Issuer may contain prohibitions or restrictions on the Issuer's ability to effect such a repurchase. In the event a Change of Control Offer is mandated at a time when such prohibitions or restrictions are in effect, the Issuer could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will be effectively prohibited from purchasing notes. In such case, the Issuer's failure to purchase tendered notes would constitute an Event of Default under the indenture. See "Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—We may not be able to purchase the unsecured notes upon a change of control or pursuant to an asset sale offer."

        The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or other transfer of "all or substantially all" of the Property of the Issuer, determined on a consolidated basis. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, conveyance or other transfer of less than all of the assets of the Issuer, determined on a consolidated basis, to another Person or group may be uncertain.

        Prior to the occurrence of a Change of Control, the provisions under the indenture relating to the Issuer's obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Asset Sales; Event of Loss

        Other than upon an Event of Loss, Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Merger Date, unless:

          (1)   Holdings, the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (2)   at least 75% of such consideration consists of cash, Temporary Cash Investments or any stock or assets of the kind referred to in clause (1) or (3) of the definition of "Additional Assets"; provided, however, that for purposes of this clause (2):

            (A)  the assumption of Indebtedness of Holdings, the Issuer or a Restricted Subsidiary which is not subordinated to the notes or any Note Guarantee shall be deemed to be Temporary Cash Investments if Holdings, the Issuer, such Restricted Subsidiary and all other Restricted Subsidiaries of the Issuer, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale;

            (B)  any securities or notes received by Holdings, the Issuer or a Restricted Subsidiary, as the case may be, from such transferee that are converted by Holdings, the Issuer or such Restricted Subsidiary into cash or Temporary Cash Investments within 30 days of the date of such Asset Sale shall be deemed to be Temporary Cash Investments; and

            (C)  Holdings, the Issuer and the Restricted Subsidiaries may receive consideration in the form of securities exceeding 25% of the consideration for one or more Asset Sales so long as Holdings, the Issuer and the Restricted Subsidiaries do not hold such securities having an aggregate Fair Market Value in excess of $10.0 million at any time outstanding; and

          (3)   no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale.

        The definition of "Asset Sale" and "Event of Loss" each exclude, among other things, any single transaction or series of related transactions that involve assets having a Fair Market Value of $10.0 million or less and therefore Holdings, the Issuer and the Restricted Subsidiaries may dispose of assets or suffer an Event of Loss with significant value without restrictions under this covenant.

        Upon an Event of Loss incurred by Holdings, the Issuer or any of the Restricted Subsidiaries, the Net Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described below and pursuant to the procedures set forth below.

        Within 360 days after the receipt of the Net Proceeds of an Asset Sale or Event of Loss, an amount equal to 100% of the Net Proceeds from such Asset Sale or Event of Loss may be applied by Holdings, the Issuer or a Restricted Subsidiary:

          (1)   to repay, redeem or repurchase senior Indebtedness of Holdings, the Issuer or any Guarantor, including Indebtedness under any Credit Facility or the notes; provided that if any such Indebtedness repaid is revolving credit Indebtedness, the related revolving commitments must be reduced by the amount of such repayment and such reduced commitments terminated; or

          (2)   to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by Holdings, the Issuer or another Restricted Subsidiary);

provided, however, that if Holdings, the Issuer or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with the above clause (1) or (2), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this paragraph shall be considered satisfied.

        Any Net Proceeds from an Asset Sale or Event of Loss that are not used in accordance with the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall make an offer to purchase (the "Prepayment Offer"), on a pro rata basis, from all Holders of the notes, and, at the election of the Issuer, the holders of any other outstanding Pari Passu Indebtedness containing comparable repurchase rights, an aggregate principal amount of notes and, if applicable, such other Pari Passu Indebtedness equal to the Excess Proceeds, at a price in cash at least equal to 100% of the principal amount thereof, plus accrued and unpaid interest in accordance with the procedures summarized herein and set forth in the indenture. To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender the notes for repurchase in accordance with the indenture, Holdings, the Issuer or such Restricted Subsidiary may use such remaining amount for general corporate purposes or the repurchase of Indebtedness subordinated in right of payment to the notes or the Note Guarantee if required to be repurchased pursuant to their respective terms and the amount of Excess Proceeds shall be reset to zero. Pending application of Net Proceeds pursuant to clauses (1) and (2) above, such Net Proceeds will be invested in Temporary Cash Investments or used to temporarily repay Pari Passu Indebtedness that is revolving Indebtedness.

        Within 15 business days after the amount of Excess Proceeds exceeds $20.0 million, the Issuer shall send a prepayment offer notice, by first- class mail, to the Holders, accompanied by such information regarding the Issuer and its Subsidiaries as the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The prepayment offer notice will state, among other things:

          (1)   that the Issuer is offering to purchase notes pursuant to the provisions of the indenture described herein;

          (2)   that any note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the Prepayment Offer shall cease to accrue interest after the purchase date;

          (3)   the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the prepayment offer notice is mailed;

          (4)   the aggregate principal amount of notes (or portions thereof) to be purchased;

          (5)   a description of any conditions to such Prepayment Offer; and

          (6)   a description of the procedure which Holders must follow in order to tender their notes (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their notes (or portions thereof) for payment.

        The Credit Facilities, future credit agreements or other agreements relating to Indebtedness of the Issuer may contain prohibitions or restrictions on the Issuer's ability to effect a Prepayment Offer. If the Issuer is required to make a Prepayment Offer at a time when any such prohibitions or restrictions are in effect, the Issuer could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. In such case, if the Issuer does not obtain such a consent or repay such borrowings, the Issuer will be effectively prohibited from purchasing notes and the Issuer's failure to purchase tendered notes would constitute an Event of Default under the indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes as a result of a Prepayment Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of such conflict.

Selection and Notice

        If less than all of the notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select notes to be redeemed or purchased among the holders of the notes, as applicable, that are subject to redemption or purchase, by lot unless otherwise required by law; provided that as long as DTC serves as the depository for a Global Note, any redemption shall comply with DTC's procedural requirements with respect to such note.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note (so long as such amount is in a denomination of $2,000 or an integral multiple of $1,000 in excess of $2,000) will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in making such redemption payment, interest ceases to accrue on notes or portions of them called for redemption.

        In connection with any redemption of the notes (including any redemption described under "—Optional Redemption"), any such redemption may, at the Issuer's discretion, be subject to one or more conditions precedent, including any related Public Equity Offering or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Certain Covenants

Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness or issue any Disqualified Stock or Preferred Stock; provided, however, that Holdings, the Issuer or any Restricted Subsidiary may Incur Indebtedness or issue Disqualified Stock or Preferred Stock if no Event of Default has occurred and is continuing and Holdings' Consolidated Fixed Charge Coverage Ratio would exceed 2.0 to 1.0, after giving effect to:

          (1)   the Incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock as if such Indebtedness was Incurred or such Disqualified Stock or Preferred Stock was issued at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period;

          (2)   the Incurrence and retirement of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period; and

          (3)   the acquisition or disposition of any Property or any company, business or Property by Holdings, the Issuer or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock, as if such acquisition or disposition occurred at the beginning of the Reference Period, including without limitation any net reduction of lease payments in connection with any acquisition of Property;

provided that Restricted Subsidiaries that are not Guarantors may only incur Indebtedness or issue any Disqualified Stock or Preferred Stock to the extent such Indebtedness, Disqualified Stock or Preferred Stock incurred and outstanding under this paragraph by such Restricted Subsidiaries that are not Guarantors does not exceed $10.0 million in the aggregate at any time.

        Notwithstanding the foregoing limitation, Holdings, the Issuer or any Restricted Subsidiary, as specified below, may Incur the following Indebtedness:

          (1)   (a) Indebtedness of the Issuer represented by the notes to be issued on the date of the indenture and of the Guarantors under the Note Guarantees, (b) the New Secured Notes of the Issuer issued on the Issue Date and the guarantees thereof and (c) the exchange notes and related Note Guarantees;

          (2)   Indebtedness of Holdings, the Issuer or any Restricted Subsidiary outstanding on the Issue Date (other than pursuant to clause (1) or (3) of this covenant);

          (3)   Indebtedness of the Issuer or any Guarantor under any Credit Facility in an aggregate principal amount outstanding at any time not to exceed the sum of (i) $650.0 million and (ii) an additional amount if, after giving pro forma effect to the incurrence of such additional amount, the Consolidated Secured Leverage Ratio calculated on a pro forma basis is equal to or less than 3.75:1.00 (assuming all such additional amounts were secured, whether or not so secured, and including for this purpose the full amount of draw with respect to any revolving credit facility (whether or not borrowed));

          (4)   Indebtedness of Holdings, the Issuer or a Restricted Subsidiary owing to and held by a Restricted Subsidiary, Holdings or the Issuer; provided, however, that (A) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the notes, in the case of the Issuer, or the Notes Guarantees, in the case of a Guarantor; and (B) any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to Holdings, the Issuer or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (5)   Indebtedness of Holdings, the Issuer or a Restricted Subsidiary under Interest Rate Agreements, provided that the obligations under such agreements were entered into for the purpose of limiting interest rate risks and not for speculative purposes in connection with payment obligations on Indebtedness otherwise permitted by the terms of this covenant;

          (6)   Indebtedness of Holdings, the Issuer or a Restricted Subsidiary under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks in connection with transactions entered into in the ordinary course of business;

          (7)   Indebtedness of Holdings, the Issuer or any Restricted Subsidiary in connection with one or more standby letters of credit, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (8)   [Reserved];

          (9)   Indebtedness owed to any Governmental Authority Incurred by Holdings, the Issuer or any Restricted Subsidiary in connection with obtaining any development rights or in lieu of payment of a tax or in consideration of a reduction in tax;

          (10) So long as no Event of Default has occurred and is continuing, Indebtedness (including under the Credit Facility) of Holdings, the Issuer or any Restricted Subsidiary not otherwise permitted to be Incurred pursuant to the provisions of the first paragraph of this covenant or this paragraph in an aggregate amount outstanding as of the date of any Incurrence of such Indebtedness not to exceed $50.0 million;

          (11) Indebtedness of Holdings, the Issuer or any Restricted Subsidiary represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Holdings, the Issuer or such Restricted Subsidiary in an aggregate principal amount (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (11)) not to exceed $20.0 million at any time outstanding; or

          (12) Permitted Refinancing Indebtedness Incurred by Holdings, the Issuer or any Restricted Subsidiary in respect of Indebtedness of Holdings, the Issuer or any Restricted Subsidiary outstanding pursuant to the provisions of the first paragraph of this covenant or clauses (1), (2), (11) and this clause (12) of this paragraph; provided, however, any such Permitted Refinancing Indebtedness may be Incurred up to 60 days prior to the repayment, repurchase or redemption of the Indebtedness being refinanced, redeemed or repaid with such Permitted Refinancing Indebtedness; provided, further, that prior to any repayment, repurchase or redemption of the Indebtedness being refinanced with such Permitted Refinancing Indebtedness, Holdings, the Issuer or the applicable Restricted Subsidiary may temporarily invest the proceeds of such Permitted Refinancing Indebtedness in Temporary Cash Investments or use the proceeds of such Permitted Refinancing Indebtedness to pay down Indebtedness under the revolving credit portion of the Credit Facility.

        For purposes of determining compliance with the "Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (12) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to (a) classify such item of Indebtedness on the date of its Incurrence in any manner that complies with this covenant and (b) divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (1) through (12) above or as Incurred pursuant to the first paragraph of this covenant. The Issuer may reclassify such Indebtedness from time to time in its sole discretion and may classify any item of Indebtedness in part under one or more of the categories described in clauses (1) through (12) above and/or in part as Indebtedness entitled to be Incurred pursuant to the first paragraph of this section. Notwithstanding the foregoing, Indebtedness outstanding under the

Credit Facility on the Merger Date initially will be deemed to have been Incurred on such date under clause (3) of the preceding paragraph, and may not later be reclassified.

        Accrual of interest, the accretion of principal amount, the payment of interest on any Indebtedness in the form of additional Indebtedness, fair value adjustments to the amount of Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, in each case will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. The Issuer may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For the avoidance of doubt, any Incurrence of Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

        Holdings and the Issuer shall not Incur, and shall not permit any Guarantor to Incur, any Indebtedness (including any Indebtedness described in clauses (1) through (12) of the second paragraph hereof) that is contractually subordinated in right of payment to any other Indebtedness of Holdings, the Issuer or such Guarantor, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Holdings, the Issuer or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Limitation on Restricted Payments

        Holdings and the Issuer shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

          (1)   a Default or an Event of Default shall have occurred and be continuing;

          (2)   the Issuer could not Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

          (3)   the aggregate amount of such Restricted Payment and all other Restricted Payments made by Holdings, the Issuer and the Restricted Subsidiaries from and after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) (including Restricted Payments permitted by clauses (1) and (11) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed an amount equal, without duplication, to the sum of:

            (A)  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the fiscal quarter in which the Merger Date occurs to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

            (B)  the aggregate proceeds received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Merger Date (other than an issuance or sale (i) to a Subsidiary of the Issuer or an employee stock ownership plan or other trust established by the Issuer or any of its Subsidiaries or (ii) pursuant to clauses (3) or (4) in the following paragraph);

            (C)  the amount by which Indebtedness of Holdings, the Issuer or any Restricted Subsidiary is reduced on Issuer's balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of the Issuer or an employee stock ownership plan or other trust established by Holdings or any of its Subsidiaries) subsequent to the Merger Date, of any Indebtedness of Holdings, the Issuer or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash or other property distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange);

            (D)  the amount equal to the net reduction in Investments that were treated as Restricted Payments subsequent to the Merger Date resulting from:

              (1)   payments of dividends, repayments of loans or advances or other transfers of assets to Holdings, the Issuer or any Restricted Subsidiary or the satisfaction or reduction (other than by means of payments by Holdings, the Issuer or any Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by Holdings, the Issuer or any Restricted Subsidiary; or

              (2)   the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case such net reduction in Investments being:

                (x)   valued as provided in the definition of "Investment,"

                (y)   an amount not to exceed the aggregate amount of Investments previously made by Holdings, the Issuer or any Restricted Subsidiary which were treated as a Restricted Payment when made, and

                (z)   included in this clause (D) only to the extent not included in Consolidated Net Income; and

            (E)  $15.0 million.

        The provisions of the preceding paragraph shall not prohibit:

          (1)   the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the provisions of the indenture;

          (2)   the redemption or repurchase of any Capital Stock or Indebtedness of the Issuer (other than any Capital Stock or Indebtedness which is held or beneficially owned by the Issuer or any Affiliate of the Issuer);

            (A)  if the holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify; or

            (B)  if necessary in the reasonable, good faith judgment of the Board of Directors, as evidenced by a Board Resolution, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Issuer and its Subsidiaries, taken as a whole, or would restrict the ability of the Issuer or any of its Subsidiaries to conduct business in any gaming jurisdiction;

          (3)   any purchase, redemption or other acquisition or retirement of Capital Stock of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Issuer;

          (4)   any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Issuer;

          (5)   any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee from the proceeds of Permitted Refinancing Indebtedness Incurred within 60 days of such repurchase, redemption, defeasance or other acquisition or retirement of such Indebtedness;

          (6)   cash payments in lieu of fractional shares issuable as dividends on Capital Stock of Holdings, the Issuer or any Restricted Subsidiary;

          (7)   the redemption or repurchase of any Capital Stock to the extent required by a final non-appealable order or judgment entered by a court or courts of competent jurisdiction;

          (8)   any Permitted Tax Distribution;

          (9)   so long as no Default or Event of Default has occurred and is continuing, repurchases by the Issuer or Holdings of Holdings common stock or options, warrants or other securities exercisable or convertible into such common stock (excluding any debt security that is convertible into, or exercisable for, common stock) held by employees, officers, consultants or directors of Holdings or any of its direct or indirect Subsidiaries upon death, disability or termination of employment or directorship of such employees, officers, consultants or directors not to exceed $5.0 million in the aggregate in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million in any calendar year);

          (10) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates, in each case as described in this prospectus;

          (11) so long as no Default or Event of Default has occurred and is continuing, the repurchase of Indebtedness subordinated in right of payment to the notes or any Note Guarantee with any Excess Proceeds as provided under "—Repurchase at the Option of Holders—Asset Sales; Event of Loss" or pursuant to provisions requiring such repurchase similar to those described under the caption "—Repurchase at the Option of Holders—Change of Control"; provided that all notes tendered by Holders in connection with a Change of Control Offer or Prepayment Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (12) the declaration and payment of dividends and distributions to holders of any class of Disqualified Stock or Preferred Stock issued by Holdings or the Issuer after the Issue Date in accordance with the covenant set forth in the first paragraph under "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (13) Restricted Payments made on or after the Issue Date not to exceed, together with all Restricted Payments made pursuant to this clause (13), $20.0 million in the aggregate.

Limitation on Liens

        Holdings and the Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of their Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, which secures Indebtedness that ranks pari passu with or is subordinated to the notes unless:

          (1)   if such Lien secures Indebtedness that ranks pari passu in right of payment with the notes or any Note Guarantee, the notes or such Note Guarantee are secured on an equal and ratable basis with the obligations so secured; or

          (2)   if such Lien secures Indebtedness that is subordinate in right of payment to the notes or any Note Guarantee, the notes or such Note Guarantee are secured on a senior basis to the obligations so secured.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions to Holdings, the Issuer or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

          (2)   pay any Indebtedness owed to Holdings, the Issuer or any Restricted Subsidiary;

          (3)   make loans or advances to Holdings, the Issuer or any Restricted Subsidiary; and

          (4)   transfer any of its Property to Holdings, the Issuer or any Restricted Subsidiary,

  except for such encumbrances or restrictions existing under or by reason of:

            (A)  (i) the notes, the indenture or any guarantees thereof and (ii) agreements in effect on the Issue Date;

            (B)  applicable law, including rules, regulations or orders issued by any Gaming Authority;

            (C)  customary nonassignment provisions in contracts, leases or licenses entered into in the ordinary course of business and consistent with past practices that are customary in the gaming, lodging or entertainment industry;

            (D)  Permitted Refinancing Indebtedness; provided, however, that any restrictions of the type described in clauses (1) through (4) above contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

            (E)  agreements in existence with respect to a Restricted Subsidiary at the time it is so designated or otherwise becomes a Restricted Subsidiary; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation;

            (F)  provisions limiting the disposition or distribution of assets or Property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business with the approval of the Issuer's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

            (G)  Liens permitted to be Incurred under the provisions of the covenant described above under the caption "—Limitation on Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

            (H)  purchase money obligations for Property or equipment acquired for use in the business of the Issuer or any of the Restricted Subsidiaries and Capital Lease Obligations that impose restrictions on the Property or equipment purchased or leased in the ordinary course of business;

            (I)   any instrument governing Indebtedness represented by industrial revenue or development bonds issued by a municipality and loaned to or otherwise guaranteed by Holdings, the Issuer or any of the Restricted Subsidiaries;

            (J)   any agreement or instrument governing the New Secured Notes and any Credit Facility (including the Credit Facilities) permitted to be incurred pursuant to clause (3) of the second paragraph of the covenant described under "—Limitations on Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

            (K)  other obligations under the New Secured Notes or the notes offered hereby.

        Nothing contained in this covenant shall prevent Holdings, the Issuer or any Restricted Subsidiary from granting any Lien permitted by the covenant described above under the caption "—Limitation on Liens."

Limitation on Transactions with Affiliates

        Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of any Affiliate, any Related Person or any officer or director of any Affiliate or a Related Person involving aggregate consideration in excess of $10.0 million (an "Affiliate Transaction") unless:

          (1)   the terms of such Affiliate Transaction are in writing, in the best interest of Holdings, the Issuer or such Restricted Subsidiary, as the case may be, and at least as favorable to Holdings, the Issuer or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction in a similar transaction in arm's-length dealings with a Person who is not such an Affiliate, Related Person or officer or director of an Affiliate or Related Person; and

          (2)   with respect to each Affiliate Transaction involving aggregate payments to either party in excess of $25.0 million, such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and that such Affiliate Transaction complies with clause (1).

        Notwithstanding the foregoing limitation, Holdings, the Issuer or any of the Restricted Subsidiaries may enter into or suffer to exist the following:

          (1)   any transaction pursuant to any contract in existence on the Issue Date;

          (2)   any Restricted Payment permitted to be made pursuant to the covenant described above under the caption "—Limitation on Restricted Payments";

          (3)   any transaction or series of transactions between Holdings, the Issuer or any Restricted Subsidiary or between two or more of the Restricted Subsidiaries;

          (4)   the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, indemnity provided on behalf of, and reimbursement of expense to, officers, directors, employees and consultants of Holdings, the Issuer or any of the Restricted Subsidiaries;

          (5)   the existence of, or the performance by Holdings, the Issuer or any Restricted Subsidiary of its obligations under the Merger Agreement; and

          (6)   any contribution of capital to Holdings, the Issuer or any Restricted Subsidiary.

Limitation on Status as an Investment Company

        Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), to the extent such status would subject such Person or any of its Subsidiaries to regulation under the Investment Company Act, except for Subsidiaries established for the purpose of financing the operating businesses of Holdings and its Subsidiaries.

Payment for Consent

        Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Merger, Consolidation and Sale of Assets

        Holdings and the Issuer shall not merge or consolidate with or into any other entity (other than a merger or consolidation of a Restricted Subsidiary with or into Holdings or the Issuer) or in one transaction or a series of related transactions sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property unless:

          (1)   the entity formed by or surviving any such consolidation or merger (if Holdings or the Issuer is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the "Successor"):

            (A)  shall be a Person (other than an individual) organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee by such Person, the due and punctual payment of the principal, premium, if any, and interest on all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants, conditions and obligations under the notes and the indenture to be performed by the Issuer; and

            (B)  the Successor shall have all Gaming Licenses required to be obtained by such Successor;

          (2)   in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Issuer's Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (3)   immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

          (4)   immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), either (x) the Issuer or the Successor, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (y) Holdings' Consolidated Fixed Charge Coverage Ratio would be equal to or greater than Holdings' Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction.

        Notwithstanding the foregoing, the Merger and the transactions contemplated by the Merger Agreement were permitted.

Business Activities

        Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business, except to such extent as would not be material to Holdings, the Issuer and the Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

        If Holdings, the Issuer or any of the Restricted Subsidiaries acquires or creates a Significant Subsidiary, or any non-Guarantor Restricted Subsidiary becomes a Significant Subsidiary after the Issue Date, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfying the requirements of the indenture within 30 days following the date on which it was acquired, created or otherwise became a Significant Subsidiary (or such longer period as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements). Any Subsidiary that does not constitute a Significant Subsidiary need not become a Guarantor unless and until such time as it becomes a Significant Subsidiary. Holdings and the Issuer shall use commercially reasonable efforts to obtain all approvals of any Gaming Authority necessary to permit any Significant Subsidiary to become a Guarantor as promptly as practicable.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary and any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary; provided that:

          (A)  such designation would not cause a Default;

          (B)  such Subsidiary has no Indebtedness other than Qualified Non-Recourse Debt; and

          (C)  such Subsidiary does not own any Capital Stock or Indebtedness of or own or hold any lien on any Property of Holdings or any Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated.

        If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Holdings, the Issuer and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Limitation on Restricted Payments" or under one or more clauses of the definition of Permitted Investment, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the requirements to be an Unrestricted Subsidiary.

        Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that (1) such designation complied with the preceding conditions and (2) was permitted by the covenant described above under the caption "—Limitation on Restricted Payments" and giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Issuer in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the fiscal year, within 120 days after the end of such fiscal year). If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under the caption "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer will be in default of such covenant.

        The Board of Directors may at any time designate, or redesignate, any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation, or redesignation, will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation, or redesignation, will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Limitation on

Indebtedness and Issuance of Disqualified Stock and Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable Reference Period and (2) no Default or Event of Default would be in existence following such designation or redesignation.

Reports

        Whether or not required by the Commission, so long as any notes are outstanding, the Issuer will furnish to the Trustee and the Holders of notes, within 15 days after the applicable time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual reports, including financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

        All such reports will be prepared in all material respects in accordance with the information requirements applicable to such reports. Notwithstanding the foregoing, in no event will the Issuer be required to furnish any disclosure, information, certificates or reports required by Items 307, 308, 402 or 601(b)(31) and (32) of Regulation S-K or Rules 3-10 or 3-16 of Regulation S-X. The Issuer will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuer were required to file those reports with the Commission.

        Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the notes if (a) the Issuer has filed (or, in the case of a report on Form 8-K, furnished) such reports with the Commission via the EDGAR filing system and such reports are publicly available or (b) the reports are posted on the Issuer's website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the "EDGAR" system (or its successor) or are publicly available and/or accessible electronically.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        The indenture will permit the Issuer to satisfy its obligations under this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to Holdings; provided that, if required by Regulation S-X under the Securities Act, the same is accompanied by consolidating financial information that explains in reasonable detail the differences between the information relating to Holdings and any of its Subsidiaries other than the Issuer, its Subsidiaries and the other Guarantors, on the one hand, and the information relating to the Issuer, its Subsidiaries that are Guarantors and the other Guarantors, if any, and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

        Notwithstanding any other provision of the indenture, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under "Events of Default and Remedies" until 120 days after the date any report hereunder is due.

Events of Default and Remedies

        Each of the following is an "Event of Default":

          (1)   default with respect to payment of interest on any of the notes when it becomes due and payable, and the continuance of such default for a period of 30 days;

          (2)   default with respect to payment of principal or premium, if any, on any of the notes when due at maturity, upon acceleration, required purchase or otherwise;

          (3)   failure by the Issuer to observe, perform or comply with the covenants and agreements in the covenant described above under the caption "—Merger, Consolidation and Sale of Assets";

          (4)   failure by the Issuer or any Guarantor to observe, perform or comply with any of the other covenants and agreements in the indenture, the notes or the Note Guarantees and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Issuer of a written notice from the Trustee or Holders of not less than 25% in aggregate principal amount of the notes (including any additional notes, if any) then outstanding;

          (5)   Indebtedness of Holdings, the Issuer or any Restricted Subsidiary is not paid when due or within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $25.0 million;

          (6)   the entry by a court of competent jurisdiction of one or more judgments or orders against Holdings, the Issuer or any Restricted Subsidiary in an uninsured aggregate amount in excess of $25.0 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days;

          (7)   certain events of bankruptcy, insolvency or reorganization described in the indenture affecting Holdings, the Issuer or any Guarantor that is a Significant Subsidiary or any group of the Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

          (8)   except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor, denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of 10 days.

        A Default under clauses (5) or (6) above is not an Event of Default until the Trustee or Holders of not less than 25% in aggregate principal amount of the notes notify the Issuer of the Default; provided that any Default under clause (5) above resulting from a default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 30 days of the receipt by the Issuer of the abovementioned notice of Default from the Trustee or Holders of not less than 25% in aggregate principal amount of the notes.

        The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default, its status and what action the Issuer and/or any Guarantor are taking or proposes to take with respect thereto.

        The indenture provides that the Trustee, within 90 days after the occurrence of any continuing Default or Event of Default that is actually known to a Responsible Officer of the Trustee, will give notice to the Holders; provided, however, that, except in the case of a default in payment of principal of or interest on the notes, the Trustee may withhold such notice as long as it in good faith determines that such withholding is in the interest of the Holders.

        Subject to the last paragraph of "Events of Default and Remedies," the indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization described in clause (7) above) shall have occurred and be continuing, the

Trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding may accelerate the maturity of all the notes by a notice in writing to the Issuer (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a "notice of acceleration" and on the fifth business day after delivery of such notice, the principal amount, together with any accrued and unpaid interest and premium if any, on all of the notes then outstanding will become immediately due and payable. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization described in clause (7) above shall occur, the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

        The Holders of a majority in aggregate principal amount of the notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the indenture.

        The Holders of a majority in aggregate principal amount of the then outstanding notes (including any additional notes, if any) voting in a single class by written notice to the Trustee may, on behalf of the Holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the notes.

        No Holder will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless:

          (1)   such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

          (2)   Holders of at least 25% in aggregate principal amount of the notes then outstanding shall have made written request and offered reasonable indemnity and/or security to the Trustee to institute such proceeding as a trustee; and

          (3)   the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        However, such limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of and premium, if any, or interest on such Holder's note on or after the respective due dates expressed in such note (including in connection with an offer to purchase).

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

          (1)   the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

          (2)   the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events with respect to the Issuer) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

            (a)   the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (b)   since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or to the repayment of other Indebtedness being repaid concurrently);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

          (6)   the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

          (7)   the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture, the notes, or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes (including additional notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes, or the Note Guarantees, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a tender offer, exchange offer for, or purchase of, the notes).

        Without the consent of each Holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

          (1)   reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the rate of or extend the time for payment of interest on any note;

          (3)   reduce the principal of or extend the stated maturity of any note;

          (4)   reduce the premium payable upon the redemption of any note, waive a redemption payment with respect to any note or change the time at which a note may be redeemed (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

          (5)   impair the right of any Holder to receive payment of principal of, or interest, or premium on the notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes, except (A) a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the then outstanding notes, (B) a waiver of the payment default that resulted from such acceleration and (C) any waiver or modification of the obligation to make a Change of Control Offer as a result of a Change of Control prior to the occurrence of a Change of Control;

          (6)   make any note payable in money other than that stated in the notes;

          (7)   make any change in the provisions of the indenture relating to waivers of past Defaults; or

          (8)   make any change in the preceding amendment and waiver provisions.

        In addition, any amendment which releases any Guarantor from its obligations under any Note Guarantee (except as specified in the guaranty release provisions contained in the indenture prior to any such amendment) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding.

        Notwithstanding the preceding, without the consent of any Holder of notes, the Issuer, the Guarantors, and the Trustee may amend or supplement the indenture, the notes, or the Note Guarantees to, among other things:

          (1)   cure any ambiguity, defect, mistake, omission or inconsistency;

          (2)   provide for the assumption of the Issuer's or a Guarantor's obligations to Holders of notes and Note Guarantees, as applicable, in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable;

          (3)   provide for uncertificated notes in addition to or in place of certificated notes;

          (4)   add any Note Guarantees with respect to the notes and to release such Note Guarantees when required or permitted by the terms of the indenture;

          (5)   secure the notes;

          (6)   add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of the notes or the Note Guarantees or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder of notes;

          (8)   comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

          (9)   conform the text of the indenture, the notes, or the Note Guarantees to any provision of this "Description of Exchange Notes" to the extent that such provision in this "Description of Exchange Notes" was intended to be a verbatim recitation of a provision of the indenture, the notes, or the Note Guarantee as set forth in an Officers' Certificate;

          (10) provide for the issuance of additional notes in accordance with the limitations set forth in the indenture on the Issue Date; and

          (11) remove redemption provisions included in any additional notes that are no longer in effect.

        The consent of the Holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment, supplement, or waiver of the indenture becomes effective, the Issuer is required to mail to the Holders of notes affected thereby a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders of notes, or any defect therein, will not impair or affect the validity of any such amended or supplemented indenture or waiver.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1)   either:

            (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

            (b)   all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, and accrued interest to the date of maturity or redemption;

          (2)   other than with respect to a discharge when the notes have become due and payable, no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or to other Indebtedness being repaid concurrently) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

          (3)   the Issuer or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

          (4)   the Issuer has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Everi Holdings Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, NV 89113, Attention: General Counsel.

Governing Law

        The indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Additional Assets" means:

          (1)   any Property (other than cash, cash equivalents or securities) to be owned by Holdings, the Issuer or a Restricted Subsidiary and used in a Related Business,

          (2)   the costs of improving, restoring, replacing or developing any Property owned by Holdings, the Issuer or a Restricted Subsidiary which is used in a Related Business or

          (3)   Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the procedure for designation of Restricted Subsidiaries set forth below in the definition of "Restricted Subsidiary."

        "Affiliate" means, with respect to any Person, a Person:

          (1)   which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person,

          (2)   which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation) or

          (3)   of which 10% or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such Person.

        The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Applicable Premium" means, with respect to any note on any redemption date (and as determined by the Issuer), the greater of:

          (1)   1.0% of the principal amount of the note; or

          (2)   the excess of:

            (A)  the present value at such redemption date of (i) the redemption price of the note at January 15, 2018 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through January 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (B)  the principal amount of the note, if greater.

        "Asset Sale" means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/ Leaseback Transactions or pursuant to the merger of Holdings, the Issuer or any Restricted Subsidiary with or into any person other than Holdings, the Issuer or a Restricted Subsidiary), by Holdings, the Issuer or a Restricted Subsidiary to any Person other than Holdings, the Issuer or a Restricted Subsidiary of:

          (1)   any of the Capital Stock or other ownership interests of any Subsidiary of Holdings or the Issuer or

          (2)   any other Property of Holdings or the Issuer or any Property of any Restricted Subsidiary, in each case not in the ordinary course of business of Holdings, the Issuer or such Restricted Subsidiary.

        Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

          (A)  any single transaction or series of related transactions that involves assets having a Fair Market Value of $10.0 million or less;

          (B)  any issuance or other such disposition of Capital Stock or other ownership interests of any Restricted Subsidiary to Holdings, the Issuer or another Restricted Subsidiary;

          (C)  any such disposition of Property between or among Holdings, the Issuer and the Restricted Subsidiaries;

          (D)  the sale or other disposition of cash or Temporary Cash Investments;

          (E)  any exchange of like Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business;

          (F)  a Restricted Payment that is permitted by the covenant described above under the caption "Certain Covenants—Limitation on Restricted Payments";

          (G)  the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under "—Certain Covenants—Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control;

          (H)  any grant of a non-exclusive license of trademarks, know-how, patents and any other intellectual property or intellectual property rights;

          (I)   dispositions that occur in the ordinary course of Holdings', the Issuer's or a Restricted Subsidiary's business in connection with Permitted Liens;

          (J)   any sale of inventory or other assets or any disposition of any obsolete, damaged or worn out property or equipment;

          (K)  the disposition of receivables in connection with the compromise, settlement or collection thereof;

          (L)  any Asset Sale prior to the Merger Date that is permitted by the Merger Agreement;

          (M) the Transactions; and

          (N)  any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of Holdings', the Issuer's or any Restricted Subsidiary's business.

        "Attributable Indebtedness" means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Board of Directors" means the Board of Directors of the applicable Person or any committee thereof duly authorized to act on behalf of such Board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Trustee.

        "Capital Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of "—Certain Covenants—Limitation on Liens," Capital Lease Obligations shall be deemed secured by a Lien on the Property being leased.

        "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

        "Cash Contribution" means the funding of a portion of the funds required under the Merger Agreement from cash on hand of Holdings and its Subsidiaries, in an aggregate amount not less than $130.0 million.

        A "Change of Control" shall be deemed to occur if at any time after the Issue Date:

          (1)   (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 35% or more of the total voting power of all classes of the Voting Stock of Holdings and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis or (ii) Holdings ceases to directly own 100% of the Capital Stock of the Issuer;

          (2)   the sale, lease, conveyance or other transfer of all or substantially all of the Property of Holdings or the Issuer (other than to any Restricted Subsidiary), determined on a consolidated basis, shall have occurred;

          (3)   the stockholders of Holdings or the Issuer shall have approved any plan of liquidation or dissolution of Holdings or the Issuer; or

          (4)   Holdings or the Issuer consolidates with or merges into another Person or any Person consolidates with or merges into Holdings or the Issuer in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

            (A)  the outstanding Voting Stock of the Issuer is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and

            (B)  the holders of the Voting Stock of the Issuer immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction.

        "Consolidated EBITDA" means, for any period, without duplication, the sum of:

          (1)   Consolidated Net Income; and

          (2)   to the extent Consolidated Net Income has been reduced thereby:

            (a)   total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) (exclusive of any interest expense arising pursuant to the Vault Cash Agreement),

            (b)   provisions for taxes based on income and foreign withholding taxes,

            (c)   consolidated depreciation expense,

            (d)   consolidated amortization expense including amortization of Development Agreement expense,

            (e)   all preopening expenses paid or accrued,

            (f)    other noncash items reducing Consolidated Net Income,

            (g)   the amount of all other non-cash charges (including without limitation non-cash stock compensation expense),

            (h)   the amount of all fees and expenses incurred in connection with the Transaction and any Permitted Investment (whether or not consummated) during such period;

            (i)    the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, mergers or consolidations after the Issue Date, costs related to the closure and/or consolidation of facilities, severance costs, retention charges, systems establishment costs and excess pension charges, excluding, for the avoidance of doubt, development costs in connection with unreleased products;

            (j)    the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Issuer in good faith to be reasonably anticipated to be realizable or for which a plan for realization shall have been established within 12 months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions losses, charges and expenses relating to the Transactions incurred on or prior to the first anniversary of the Merger Date, including without limitation, integration costs; personnel restructuring, redundancy, severance or termination; one-time compensation charges; and the amount of any signing, retention and completion bonuses; provided that all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Issuer); provided that the aggregate amount of addbacks made pursuant to this clause (j) in any four fiscal quarter period shall not exceed 15% of Consolidated EBITDA (after giving effect to any such addbacks) for such four fiscal quarter period, minus other noncash items increasing Consolidated Net Income; all as determined on a consolidated basis for Holdings, the Issuer and the Restricted Subsidiaries in conformity with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated EBITDA during the Reference Period to the aggregate amount of Consolidated Fixed Charges during the Reference Period.

        "Consolidated Fixed Charges" means, for any period, the total interest expense of Holdings, the Issuer and the Restricted Subsidiaries (but excluding any interest expense arising pursuant to the Vault Cash Agreement) including:

          (1)   the interest component of Capital Lease Obligations, which shall be deemed to accrue at any interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capital Lease Obligations,

          (2)   amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness,

          (3)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (4)   net costs pursuant to Interest Rate Agreements,

          (5)   dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than Holdings, the Issuer or a Restricted Subsidiary,

          (6)   interest attributable to the Indebtedness of any other Person for which Holdings, the Issuer or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise; plus

          (7)   any dividend or distribution, whether in cash, Property or securities, on Disqualified Stock of the Issuer;

minus (A) interest income and (B) non-cash interest expense to the extent such expense (i) consists of pay-in-kind interest or (ii) results from the accretion of earn-out obligations incurred in compliance with the indenture during such period.

        For the avoidance of doubt and consistent with GAAP, Consolidated Fixed Charges shall not include any capitalized interest.

        "Consolidated Funded Indebtedness" means, as of any date of determination, for Holdings, the Issuer and the Restricted Subsidiaries on a consolidated basis (exclusive of any Indebtedness of the Restricted Subsidiaries to Holdings, the Issuer or another Restricted Subsidiary or any Indebtedness of Holdings or the Issuer to any Restricted Subsidiary), the sum (without duplication) of (a) the outstanding principal amount of all Indebtedness for borrowed money, (b) the aggregate amount of all capital lease obligations, (c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of Persons other than Holdings, the Issuer or any Restricted Subsidiary, and (d) all liabilities under any non-appealable judgment rendered against Holdings, the Issuer or any Restricted Subsidiary. Notwithstanding the foregoing, Consolidated Funded Indebtedness shall not include any Defeased Indebtedness. The amount of Consolidated Funded Indebtedness shall be deemed to be zero with respect to any letter of credit, unless and until a drawing is made with respect thereto. "Consolidated Funded Indebtedness" shall exclude the Consolidated Funded Indebtedness of each Unrestricted Subsidiary and all Subsidiaries of any Unrestricted Subsidiary.

        "Consolidated Net Income" means for any period, the net income (loss) of Holdings, the Issuer and its Subsidiaries determined in accordance with GAAP; provided, however, that the following items shall be excluded from the computation of Consolidated Net Income:

          (1)   any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, subject to the limitations contained in (3) below,

            (A)  the net income (or, if applicable, the Issuer's equity in the net income) of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings, the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below) and

            (B)  the Issuer's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

          (2)   any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

            (A)  subject to the limitations contained in (3) below, the Issuer's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause), and

            (B)  the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (3)   any gain or loss realized upon the sale or other disposition of any Property of Holdings, the Issuer or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (4)   losses, charges and expenses relating to the Transactions incurred on or prior to the first anniversary of the Merger Date, including without limitation, measurement period adjustments; the effects of adjustments (including the effects of such adjustments pushed down to Holdings, the Issuer and the Restricted Subsidiaries) in any line item in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting; integration costs; personnel restructuring, redundancy, severance or termination; one-time compensation charges; and the amount of any signing, retention and completion bonuses;

          (5)   items classified as extraordinary or any non-cash item classified as nonrecurring;

          (6)   any non-cash charges related to fair value adjustments;

          (7)   expenses or charges relating to the amortization of intangibles;

          (8)   deferred financing costs amortized or written off, and premiums and prepayment penalties and other fees, premiums or reserves paid in connection with any refinancing or repayment of Indebtedness, any amendment, supplement, consent or waiver in connection with any Indebtedness, or any acquisition, disposition or financing;

          (9)   any gain or loss realized in connection with any refinancing or repayment of Indebtedness;

          (10) accruals and reserves that are established or adjusted, in each case within 12 months of the subject transaction, as a result of the Transactions or any acquisition, Investment, asset disposition, write down or write off (including the related tax benefit) in accordance with GAAP (including any adjustment of estimated payouts on earn-outs); and

          (11) the cumulative effect of a change in accounting principles.

        For purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of such Person or of a company or business acquired by such Person (in each case, including those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information), in each case, incurred in connection with the purchase or acquisition of such acquired company or business by such Person shall be added to the Consolidated Net Income of such Person, to the extent any such charges or expenses were deducted in computing such Consolidated Net Income of such Person.

        "Consolidated Secured Leverage Ratio" means, with respect to any Reference Period, the ratio of (a) (i) Consolidated Funded Indebtedness that is secured by a Lien as of the last day of any such Reference Period minus (ii) the aggregate amount of cash and Temporary Cash Investments of Holdings and the Restricted Subsidiaries as of the last day of any such Reference Period (other than proceeds of any accordion facilities under any Credit Facility to be drawn at such time) that is not Restricted in an amount not to exceed $50.0 million in the aggregate to (b) Consolidated EBITDA for such Reference Period. For purposes hereof, the term "Restricted" means that the cash or Temporary Cash Investments (i) appear (or would be required to appear) as "restricted" on a consolidated balance sheet of Holdings or such Restricted Subsidiary, unless such appearance is related to the Credit Facility Incurred pursuant to clause (3) of the second paragraph of the covenant captioned "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (or the Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the collateral agent in respect of the Credit Facility referred to in clause (i), or (iii) is vault cash supplied pursuant to the Vault Cash Agreement or is cash that is to be used to settle a settlement liability under the Vault Cash Agreement.

        "Credit Facilities" means the Credit Agreement, dated as of December 19, 2014, among Holdings, Everi Payments Inc. (formerly known as Global Cash Access, Inc.), as borrower, the financial institutions named therein, Bank of America, N.A., as administrative agent, letter of credit issuer and swing line lender, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

        "Credit Facility" means (1) the Credit Facilities and (2) whether or not the Credit Facilities remain outstanding, if designated by the Issuer to be included in the definition of "Credit Facility," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Defeased Indebtedness" means Indebtedness (a) that has been defeased or satisfied and dis-charged in accordance with the terms of the indenture or other agreement under which it was issued, (b) that has been called for redemption and for which funds sufficient to redeem such

Indebtedness have been set aside by the Issuer, (c) for which amounts are set aside in trust or are held by a representative of the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such funds, or (d) that has otherwise been defeased or satisfied and discharged.

        "Development Agreements" means direct or indirect investments made (i) by way of placement fees paid for rights to place gaming units at gaming facilities or (ii) in the development, construction, remodel or expansion of gaming facilities, in either case including but not limited to Native American tribal gaming facilities, which investments may consist of notes receivable or credit extensions made to existing or prospective customers by one or more of Holdings, the Issuer or a Restricted Subsidiary, in the case of joint development agreements.

        "Disqualified Stock" of a Person means any Capital Stock of such Person:

          (1)   that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise

            (A)  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

            (B)  is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

            (C)  is convertible or exchangeable or exercisable for Indebtedness; and

          (2)   as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, in the case of each of clauses (1) or (2) on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that such Capital Stock of the Issuer or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of the Stated Maturity of the notes only if:

            (A)  the holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify, or

            (B)  the Board of Directors determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a holder or beneficial owner owning such Capital Stock, Holdings, the Issuer or any of its Subsidiaries has lost or may lose any Gaming License, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of Holdings, the Issuer and its Subsidiaries, taken as a whole, or would restrict the ability of Holdings, the Issuer or any of its Subsidiaries to conduct business in any gaming jurisdiction.

        "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Event of Loss" means, with respect to any Property with a Fair Market Value of more than $10.0 million, any loss, destruction or damage of such Property, or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

        "Everi Games" means Everi Games Holding Inc. (formerly known as Multimedia Games Holding Company, Inc.), a Texas corporation.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided:

          (1)   if such Property has a Fair Market Value of $15.0 million or less, by any Officer of the Issuer; or

          (2)   if such Property has a Fair Market Value in excess of $15.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction (or the date of the written agreement with respect to such transaction), delivered to the Trustee.

        "GAAP" means accounting principles generally accepted in the United States of America in effect on the date of the indenture.

        "Gaming Authority" means the Mississippi Gaming Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe's reservation), authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever which has, or may at any time after the date of the indenture have, regulatory control or jurisdiction over the manufacture, sale, distribution or operation of gaming equipment, the design, operation or distribution of internet gaming services or products, the ownership or operation of any current or contemplated casinos, or any other gaming activities and operations or any other gaming activities of Holdings or any of its Subsidiaries, or any successor to such authority.

        "Gaming Laws" means all laws, including any rules, regulations, judgments, injunctions, orders, decrees or other restrictions of any Gaming Authority, applicable to the gaming industry or Indian Tribes or the manufacture, sale, lease, distribution or operation of gaming devices or equipment, the design, operation or distribution of internet gaming services or products, online gaming products and services, the ownership or operation of current or contemplated casinos or any other gaming activities and operations to which Holdings or any of its Subsidiaries is, or may at any time after the date of the indenture be, subject.

        "Gaming License" means any license, permit, finding of suitability, approval, registration, franchise or other authorization from any Gaming Authority required on the date of the indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Holdings, the Issuer and its Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

        "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any Gaming Authority and any supra-national bodies such as the European Union or the European Central Bank).

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or

          (2)   entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means Holdings and any Significant Subsidiary of Holdings that gives a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Holdings" means Everi Holdings Inc. (formerly known as Global Cash Access Holdings, Inc.), a Delaware corporation.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

        "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), or the principal amount of such indebtedness evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

          (1)   any Capital Lease Obligations;

          (2)   Indebtedness of other Persons secured by a Lien to which the Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or the amount of the Indebtedness so secured);

          (3)   Guarantees of Indebtedness of other Persons;

          (4)   any Disqualified Stock;

          (5)   any Attributable Indebtedness;

          (6)   all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

          (7)   in the case of the Issuer, Preferred Stock of its Restricted Subsidiaries; and

          (8)   obligations pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

        Notwithstanding the foregoing, Indebtedness shall not include any interest, accrued interest or customary earn-out obligations or other contingent consideration until due and payable. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture; provided, however, that if such Disqualified Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (1) through (8) above in respect thereof at such date. Notwithstanding the foregoing, Indebtedness shall not include obligations arising solely out of the conversion of "vault cash" supplied pursuant to the Vault Cash Agreement (as amended, modified, supplemented or replaced from time to time to the extent permitted hereunder) for normal operating requirements of the ATMs into obligations of the Issuer by operation of the Vault Cash Agreement so long as the proceeds of such obligations are used solely in the ATMs, as provided in the Vault Cash Agreement and for no other purpose.

        "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

        "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others), in connection with the performance of obligations under any completion guaranty or otherwise, to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the designation by the Board of Directors of a Person to be an Unrestricted Subsidiary. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, write- ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

        "Issue Date" means the date on which the notes are initially issued.

        "Legal Requirements" means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to Holdings or any Subsidiary or Affiliate thereof (including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

        "Lien" means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby.

        "Merger" means the consummation of the merger of Merger Sub with and into Everi Games pursuant to the Merger Agreement.

        "Merger Agreement" means that certain Agreement and Plan of Merger entered into on September 8, 2014 by and among Holdings, Merger Sub and Everi Games, as amended, modified, supplemented or restated from time to time.

        "Merger Date" means the date on which the Merger occurs.

        "Merger Sub" means Movie Merger Sub, Inc., a Texas corporation.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Net Proceeds" from any Asset Sale or Event of Loss by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold or with respect to which an Event of Loss occurred, excluding business interruption or delay in completion insurance proceeds, and net of:

          (1)   all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with an Asset Sale or Event of Loss, including, without limitation, all legal, title and recording tax expenses, commissions and fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale or Event of Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries,

          (2)   all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale or Event of Loss, and

          (3)   all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale or Event of Loss;

provided, however, that, in the event that any consideration for an Asset Sale or Event of Loss (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any noncash consideration received in connection with an Asset Sale or Event of Loss which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion.

        "New Secured Notes" means the senior secured notes due 2021 of the Issuer under the New Secured Purchase Agreement in an aggregate principal amount of $350.0 million, but not any additional notes issued under such purchase agreement.

        "New Secured Purchase Agreement" means that certain note purchase agreement, dated as of April 15, 2015, by and between the Issuer, Holdings, as parent, CPPIB Credit Investments III Inc., as purchaser, and Deutsche Bank Trust Company Americas, as collateral agent thereunder.

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Officer" means the Chief Executive Officer, President, Treasurer, any Executive Vice President, Senior Vice President or any Vice President of the Issuer.

        "Officers' Certificate" means a certificate signed by two Officers of the Issuer, at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Issuer.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or Guarantor.

        "Pari Passu Indebtedness" means:

          (1)   with respect to the Issuer, any Indebtedness which ranks pari passu in right of payment with the notes; and

          (2)   with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment with such Guarantor's Note Guarantee.

        The determination of whether any Indebtedness ranks pari passu in right of payment shall not take into account whether or not such Indebtedness is secured by any collateral.

        "Permitted Investment" means an Investment by Holdings, the Issuer or any Restricted Subsidiary in:

          (1)   a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2)   another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holdings, the Issuer or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3)   Temporary Cash Investments;

          (4)   receivables owing to Holdings, the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including without limitation credit extended to customers; provided, however, that such trade terms may include such concessionary trade terms as Holdings, the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6)   loans or advances to employees made in the ordinary course of business consistent with past practices of Holdings, the Issuer or such Restricted Subsidiary, as the case may be;

          (7)   stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Holdings, the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

          (8)   any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date so long as such extension, modification or renewal does not increase the Investment as in effect at the Issue Date or is not materially adverse to the interests of the noteholders;

          (9)   securities received pursuant to clause (2) of the first paragraph under the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales; Event of Loss";

          (10) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

          (11) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

          (12) other Investments in an aggregate amount not to exceed, together with all Investments made pursuant to this clause (12), $25.0 million in the aggregate; and

          (13) any Investment required by a Gaming Authority or made in lieu of payment of a tax or in consideration of a reduction in tax.

        "Permitted Liens" means:

          (1)   Liens securing Indebtedness and other obligations under any Credit Facility in an amount not to exceed the amount of Indebtedness permitted to be Incurred pursuant to clause (3) of the second paragraph of the covenant captioned "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (2)   Liens securing obligations of Holdings, the Issuer or a Restricted Subsidiary in connection with Interest Rate Agreements and Currency Exchange Protection Agreements permitted to be Incurred pursuant to clauses (5) and (6), respectively, of the second paragraph of the covenant captioned "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (3)   Liens for taxes, assessments or governmental charges or levies on the Property of Holdings, the Issuer or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

          (4)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens which secure payment of obligations arising in the ordinary course of business;

          (5)   Liens in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business;

          (6)   other Liens incidental to the conduct of its business or the ownership of its Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof in the operation of its business, including without limitation leases, subleases, licenses and sublicenses;

          (7)   Liens arising from Uniform Commercial Code financing statements regarding operating leases;

          (8)   pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Holdings, the Issuer or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Holdings, the Issuer or any Restricted Subsidiary, or deposits for the payment of rent, or deposits to secure liability to insurance carriers, in each case Incurred in the ordinary course of business;

          (9)   minor survey exceptions;

          (10) utility easements, building or zoning restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and do not materially detract from the value of such Property;

          (11) Liens existing on the Issue Date (other than pursuant to clause (1) above);

          (12) Liens securing obligations to a trustee pursuant to the compensation and indemnity provisions of any indenture and Liens created for the benefit of (or to secure) the notes or the Note Guarantees;

          (13) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by that Person after the date of the indenture; provided that

            (A)  any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, refinance or refund, all costs (including the cost of construction, installation or improvement) of the item of Property subject thereto,

            (B)  the principal amount of the Indebtedness secured by that Lien does not exceed 100% of that cost,

            (C)  that Lien does not extend to or cover any other Property other than that item of Property and any improvements on that item or is otherwise a Permitted Lien under clause (32) of this definition, and

            (D)  the Incurrence of that Indebtedness is permitted by the covenant described above under the caption "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (14) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for that purpose in a principal amount not exceeding the cost of those improvements or construction;

          (15) Liens upon specific items of inventory or other goods and proceeds of that Person securing that Person's obligations in respect of bankers' acceptances issued or created for the account of that Person to facilitate the purchase, shipment or storage of that inventory or other goods;

          (16) Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of that Person which encumber documents and other Property relating to those commercial letters of credit and the products and proceeds thereof;

          (17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by that Person;

          (18) licenses, leases or subleases granted to others not interfering in any material adverse respect with the business of that Person or any of its Subsidiaries;

          (19) Liens encumbering Property or assets of that Person under construction arising from progress or partial payments by a customer of that Person or one of its Subsidiaries relating to that Property or assets;

          (20) Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry;

          (21) Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements under Gaming Laws of that Person or its Subsidiaries;

          (22) Liens that are contractual rights of setoff relating to depositary relations with financial institutions and securities intermediaries;

          (23) Liens on cash collateral required to be deposited pursuant to the terms of the Credit Facility to secure the funding obligations of any defaulting lender, including cash collateral deposited with respect to any unreimbursed drawing under a letter of credit;

          (24) any interest or title of a lessor in the Property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under the indenture or purchase money Indebtedness which is permitted to be incurred under the indenture pursuant to the covenant captioned "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (25) Liens related to Capital Lease Obligations, mortgage financings or purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Holdings, the Issuer or any Restricted Subsidiary which, in each case, is permitted under the indenture pursuant to clause (11) of the second paragraph of the covenant captioned "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that in each case, any such Lien encumbers only the asset or assets so financed, purchased, constructed or improved;

          (26) Liens arising out of conditional sale, title retention consignment or similar arrangements for the sale of goods entered into by that Person or any of its Subsidiaries in the ordinary course of business;

          (27) Liens for judgments or orders not giving rise to an Event of Default and deposits to secure surety or appeal bonds;

          (28) Liens on Property acquired by Holdings, the Issuer or any Restricted Subsidiary (including an indirect acquisition of Property by way of a merger of a Person with or into Holdings, the Issuer or any Restricted Subsidiary or the acquisition of a Person), provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, and provided, further, that such Liens do not extend to any additional Property or assets of Holdings, the Issuer or any Restricted Subsidiary;

          (29) pledges or deposits made by such Person in connection with any letter of intent or purchase agreement;

          (30) Liens securing Permitted Refinancing Indebtedness permitted to be Incurred under the indenture; provided that such Liens extend only to the Property or assets of Holdings, the Issuer or any Restricted Subsidiary encumbered by the refinanced Indebtedness unless the Incurrence of such Liens is otherwise permitted under the indenture;

          (31) Liens in favor of Holdings, the Issuer or any Restricted Subsidiary;

          (32) Liens not specified in the foregoing; provided that the aggregate Indebtedness secured by the Liens under this clause (32) does not exceed $25.0 million at any one time outstanding as of the date any such Lien is granted or otherwise becomes effective in reliance on this clause (32). For the avoidance of doubt, Liens Incurred in reliance on this clause (32) may secure Indebtedness in an amount in addition to Indebtedness that is also secured by Liens Incurred in reliance on one or more other clauses of this definition; and

          (33) Liens on assets of Holdings or any of its Restricted Subsidiaries securing Indebtedness that was permitted under the indenture to be incurred pursuant to clause (1)(b) of the second paragraph of the covenant captioned "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock".

        "Permitted Refinancing Indebtedness" means any renewals, repurchases, redemptions, extensions, substitutions, by Holdings, the Issuer or any of the Restricted Subsidiaries, of its Indebtedness including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by Holdings, the Issuer of Indebtedness of a Restricted Subsidiary):

          (1)   to the extent that the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, repurchased, redeemed, extended, substituted, refinanced or replaced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (2)   so long as the Weighted Average Life to Maturity and Stated Maturity is not shortened;

          (3)   so long as the new Indebtedness is not be senior in right of payment to the Indebtedness that is being renewed, repurchased, redeemed, extended, substituted, refinanced or replaced; and

          (4)   to the extent such Indebtedness was unsecured, such new Indebtedness shall not be secured;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of the Issuer or any Guarantor that refinances Indebtedness of a Subsidiary that is not a Guarantor.

        "Permitted Tax Distribution" means, with respect to the Issuer relative to any tax period, (1) the U.S. federal, state and local income taxes that would have been payable for such tax period by the Issuer and its Restricted Subsidiaries (the "Group") if the Group were a stand-alone income tax group for all tax periods ending after the date hereof (and the foregoing stand-alone group treatment shall apply to all transactions between members of the Group (on the one hand) and Affiliates of the Issuer that are not members of the Group (on the other hand) other than any sales that result in "deferred intercompany gain" or "deferred intercompany loss" for purposes of Section 1502 of the Code, determined in accordance with relevant U.S. federal, state or local income tax statutes and regulations, minus (2) the amount of any such U.S. federal, state or local income taxes paid directly by members of the Group for such tax period, plus (3) without duplication for any amounts determined under clauses (1) or (2), the amount of any incremental stand- alone U.S. federal, state or local income taxes that would have been assessed in respect of members of the Group in connection with audit adjustments after the date hereof made as a result of federal, state or local income tax examinations (less any portion of such amounts paid directly by members of the Group).

        "Person" means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

        "Public Equity Offering" means an underwritten public offering of Capital Stock of the Issuer pursuant to an effective registration statement under the Securities Act.

        "Qualified Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither Holdings, the Issuer nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; provided, however, that the provision by the Issuer of a completion guaranty or the making of payments with respect thereto, in each case, to the extent permitted under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments," shall not prevent any Indebtedness from constituting Qualified Non-Recourse Debt;

          (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Indebtedness of Holdings, the Issuer or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

          (3)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings, the Issuer or any of the Restricted Subsidiaries.

        "Reference Period" means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction for which financial statements are available.

        "Related Business" means the businesses conducted (or proposed to be conducted) by Holdings and its Subsidiaries as of the Merger Date, including the gaming and related cash access services and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary or complementary to or in preparation for, such business.

        "Related Person" means any legal or beneficial owner of 5% or more of any class of Capital Stock of the Issuer or any of its Subsidiaries.

        "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the indenture.

        "Restricted Payment" means:

          (1)   any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of the Issuer or to the Issuer's stockholders in respect of any shares of Capital Stock of the Issuer except for such dividends or distributions payable solely in Capital Stock of the Issuer (other than Disqualified Stock of the Issuer);

          (2)   a payment made by Holdings, the Issuer or any Restricted Subsidiary (other than to Holdings, the Issuer or a Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Issuer or Capital Stock of any Affiliate of the Issuer or any warrants, rights or options, to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock;

          (3)   a payment made by Holdings, the Issuer or any Restricted Subsidiary after the Issue Date to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the redemption, purchase, repurchase, defeasance or other acquisition of any Indebtedness subordinate in right of payment to the notes or any Note Guarantee made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment), Indebtedness of Holdings, the Issuer or any Guarantor which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the notes or any Note Guarantee; or

          (4)   any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of Holdings that:

          (1)   has not been designated by the Board of Directors as an Unrestricted Subsidiary, or

          (2)   was an Unrestricted Subsidiary but has been redesignated by the Board of Directors as a Restricted Subsidiary, in each case as provided under the definition of Unrestricted Subsidiary; provided, however, that no Subsidiary shall be redesignated from an Unrestricted Subsidiary to a Restricted Subsidiary unless, immediately after giving pro forma effect to such designation, the Issuer would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption "—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

        "Sale/Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

        "Significant Subsidiary" means any Subsidiary of Holdings that:

          (1)   guarantees or otherwise provides direct credit support for any Indebtedness in excess of $10.0 million of Holdings, the Issuer or Everi Games; or

          (2)   is a Domestic Subsidiary and a "Significant Subsidiary" as defined in a Credit Facility but excluding any "Excluded Subsidiary" as defined in such Credit Facility.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (1)   such Person,

          (2)   such Person and one or more Subsidiaries of such Person or

          (3)   one or more Subsidiaries of such Person.

        "Temporary Cash Investments" means any of the following:

          (1)   Investments in U.S. Government Obligations maturing within six months of the date of acquisition thereof,

          (2)   Investments in time deposit accounts, certificates of deposit and money market deposits maturing within six months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A-3" or higher, "A-" or higher or "A-" or higher according to Moody's, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), respectively,

          (3)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

          (4)   Investments in commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than the Issuer or an Affiliate of the Issuer) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or "A-1" (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)),

          (5)   marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (6)   Investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above; and

          (7)   in the case of any Subsidiary other than a Domestic Subsidiary, direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof).

        "Transactions" means the acquisition of Everi Games by Holdings pursuant to the Merger Agreement, including without limitation, the Cash Contribution, the entering into and initial borrowing under the Credit Facility, the issuance of the New Secured Notes and the notes hereunder and repurchase and cancellation and/or repayment and satisfaction and discharge of certain indebtedness of the Issuer as of the Merger Date.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2018; provided, however, that if the period from the redemption date to January 15, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (1) any Subsidiary of Holdings which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors) and (2) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Vault Cash Agreement" means the Contract Cash Solutions Agreement, dated as of November 12, 2010, by and between the Issuer and Wells Fargo Bank, N.A., as such Vault Cash Agreement has been, and may be, amended, modified, supplemented or replaced from time to time.

        "Voting Stock" means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

BOOK-ENTRY, DELIVERY AND FORM

General

        Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC)), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, premium on, if any, interest and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the persons in whose names the exchange notes, including the Global Notes, are registered as the owners of the exchange notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

  (i)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (ii)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the exchange notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the exchange notes, DTC reserves the right to exchange the Global Notes for exchange notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (i)
  DTC (1) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days;

  (ii)
  the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (iii)
  there has occurred and is continuing a default or event of default with respect to the exchange notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        The Company will make payments in respect of the exchange notes represented by the Global Notes, including principal, premium, if any, interest and additional interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, interest and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The exchange notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax consequences relating to the exchange of old notes for exchange notes in the exchange offer. It does not contain a complete analysis of all of the potential tax consequences relating to the exchange. This summary is limited to holders of the old notes who hold the old notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

  •
  tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

  •
  tax consequences to holders whose "functional currency" is not the U.S. dollar;

  •
  tax consequences to persons who hold notes through a partnership or similar pass-through entity;

  •
  U.S. federal gift tax, estate tax or alternative minimum tax consequences, if any; or

  •
  any state, local or non-U.S. tax consequences.

        We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging old notes for exchange notes in the exchange offer, including the applicability and effect of any state, local or non-U.S. tax law.

        The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of Exchanging Old Notes for Exchange Notes

        The exchange of old notes for exchange notes pursuant to the exchange offer should not be a taxable event to tendering holders for U.S. federal income tax purposes, Consequently, holders should not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note should include the holding period of the old note exchanged therefor and the basis of the exchange note should be the same as the basis of the old note immediately before the exchange.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. In addition, until February 2, 2016 (90 days after the date of this prospectus), all broker-dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal delivered with this prospectus states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the performance of our obligations in connection with the exchange offer. We will indemnify the holders of the exchange notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes and the enforceability of the obligations under the exchange notes and guarantees offered hereby will be passed upon for us by DLA Piper LLP (US), Phoenix, Arizona.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Current Report on Form 8-K filed by Holdings on October 23, 2015, and the effectiveness of Holdings' internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and schedule as of September 30, 2014 and 2013 and for each of the three years in the period ended September 30, 2014 of Everi Games incorporated by reference in this prospectus from the Current Report on Form 8-K filed by Holdings on October 23, 2015, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

$350,000,000

EVERI PAYMENTS INC.

(formerly known as Global Cash Access, Inc.)
(as Issuer)

EVERI HOLDINGS INC.

(formerly known as Global Cash Access Holdings, Inc.)
(as guarantor)

Exchange Offer for 10.00% Senior Unsecured Notes due 2022

PROSPECTUS
November 4, 2015

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained or incorporated by reference in this prospectus. You may not rely on unauthorized information or representations.

        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

        The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

        Until February 2, 2016, all dealers that effect transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.